ALEXANDRIA®
Building the Future of Life-Changing Innovation®

"ALEXANDRIA HAS ACHIEVED THE THREE OUTPUTS THAT DEFINE A GREAT COMPANY: **SUPERIOR RESULTS**, **DISTINCTIVE IMPACT**, AND **LASTING ENDURANCE**."

JIM COLLINS
Renowned Author & Business Strategist

A ONE-OF-A-KIND, ONCE-IN-A-GENERATION COMPANY

ALEXANDRIA

ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2022

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

CONFERENCE CALL INFORMATION:

Tuesday, January 31, 2023
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(833) 366-1125 or
(412) 902-6738

Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | corporateinformation@are.com

Joel S. Marcus
Executive Chairman &
Founder

Dean A. Shigenaga
President &
Chief Financial Officer

Paula Schwartz
Managing Director,
Rx Communications Group
(917) 633-7790

Sara M. Kabakoff
Vice President –
Strategic Communications

ALEXANDRIA: PIONEERING A NEW COLLABORATIVE LIFE SCIENCE SUBMARKET IN FENWAY

Stellar leasing and delivery of Alexandria's state-of-the-art project highlight our strong brand, visionary mega campus strategy, and long-term strategic relationships

- A new, highly curated ecosystem of world-class research institutions, biotech companies, and venture capital firms
- Critical adjacency to world-renowned academic and medical research institutions and Kendall Square
- People-focused placemaking to help tenants recruit and retain top talent, including sky deck, garden terrace, and modern conference center

97%
LEASED
510,116 RSF
340,073 RSF Delivered in 2022
TARGETING
LEED GOLD
fitwel

ALEXANDRIA CENTER® FOR LIFE SCIENCE – FENWAY | MEGA CAMPUS
201 Brookline Avenue | Greater Boston

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	i

ALEXANDRIA'S OUTSTANDING LONG-TERM VALUE

Total Shareholder Return
From ARE's IPO on May 27, 1997[(1)] to December 31, 2022

ALEXANDRIA
1,673%
1,349%
Walmart
988%
Berkshire Hathaway
838%
Nasdaq
684%
MSCI
U.S. REIT Index
628%
Standard & Poor's 500
553%
Russell 2000
307%
Nareit (2)

Sources: Bloomberg and S&P Global Market Intelligence. Assumes reinvestment of dividends.
(1)Alexandria’s IPO priced at $20.00 per share on May 27, 1997.
(2)Represents the FTSE Nareit Equity Office Index.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	ii

ALEXANDRIA'S STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY AS OF 4Q22

SIGNIFICANT LIQUIDITY	WEIGHTED-AVERAGE REMAINING DEBT TERM	WEIGHTED-AVERAGE INTEREST RATE
$5.3B LIQUIDITY	13.2 YEARS	3.53%

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA[(1)]	DEBT MATURITIES	PERCENTAGE OF DEBT AT FIXED RATES
5.1x 4Q22	NO DEBT MATURING PRIOR TO 2025	99.4%

As of December 31, 2022.
(1)Quarter annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	iii

ALEXANDRIA'S REIT INDUSTRY-LEADING CLIENT BASE OF APPROXIMATELY 1,000 TENANTS DRIVES STABLE, LONG-DURATION CASH FLOWS

Public Biotechnology – Preclinical or Clinical Stage
10%
Multinational Pharmaceutical
18%
Life Science Product, Service, and Device
21%
Private Biotechnology
9%
2%
Other(3)
Future Change in Use(2)
5%
Investment-Grade and Large Cap Tech/Office
9%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%
Public Biotechnology – Approved or Marketed Product
15%

PERCENTAGE OF ARE'S ANNUAL RENTAL REVENUE[4]

90%

81%

of 4Q22 Leasing Activity Was Generated From Existing Tenants

>80%

Average Retention of Existing Tenants Over the Past Five Years

As of December 31, 2022.
(1)Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(2)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects. The weighted-average remaining term of these leases is 5.2 years.
(3)Our other tenants, which aggregate 2.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies and less than 1.0% of retail-related tenants by annual rental revenue.
(4)Represents annual rental revenue in effect as of December 31, 2022. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	iv

ALEXANDRIA'S CONTINUED OPERATIONAL EXCELLENCE DRIVES STRONG LEASING ACTIVITY IN 2022

Leasing volume of 8.4M RSF represents the second-highest annual leasing volume year in Company history, with 74% generated from our client base of approximately 1,000 tenants

3.3M
3.6M
2.8M
5.0M
3.4M
4.6M
4.7M
5.1M
4.4M
9.5M
8.4M
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

RSF of Leases Executed by Year

2ND HIGHEST

IN COMPANY HISTORY

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	v

ALEXANDRIA'S SOLID LEASING ACTIVITY CONTINUES TO SURPASS QUARTERLY AVERAGES

During 4Q22, we completed 2.0 million RSF of leasing activity, 81% of which was generated from our client base of approximately 1,000 tenants

1.3M RSF
10-Year Quarterly Average
1.1M RSF
5-Year Quarterly Average
0.7M
0.8M
0.8M
1.3M
0.6M
0.8M
0.9M
0.6M
1.0M
1.9M
1.0M
1.0M
0.4M
0.8M
0.7M
1.5M
1.3M
1.1M
0.8M
1.4M
1.5M
1.0M
0.7M
1.6M
1.2M
0.8M
1.2M
1.8M
0.7M
1.1M
1.2M
1.4M
1.7M
1.9M
1.8M
4.1M
2.5M
2.3M
1.7M
2.0M
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
RSF of Leases Executed by Quarter

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	vi

ALEXANDRIA'S SOLID RENTAL RATE INCREASES CONTINUE IN 2022

Rental rate increases of 31.0% on lease renewals and re-leasing of space represent the fourth-highest rental rate increase in Company history

27.6%
25.1%
24.1%
32.2%
37.6%
37.9%
31.0%
2016
2017
2018
2019
2020
2021
2022
Rental Rate Growth

4TH
HIGHEST
IN COMPANY HISTORY

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	vii

ALEXANDRIA'S SOLID RENTAL RATE INCREASES (CASH BASIS) CONTINUE IN 2022

Rental rate increases of 22.1% (cash basis) on lease renewals and re-leasing of space represent the second-highest rental rate increase (cash basis) in Company history

12.0%
12.7%
14.1%
17.6%
18.3%
22.6%
22.1%
2016
2017
2018
2019
2020
2021
2022
Rental Rate Growth (Cash Basis)

2ND HIGHEST

IN COMPANY HISTORY

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	viii

ALEXANDRIA'S HISTORICALLY STRONG, CONSISTENT, AND INCREASING DIVIDENDS WITH A FOCUS ON RETAINING SIGNIFICANT CASH FLOWS FROM OPERATING ACTIVITIES AFTER DIVIDENDS FOR REINVESTMENT

$3.73
$4.00
$4.24
$4.48
$4.72
2018
2019
2020
2021
2022

Annual Common Stock Dividend Per Share

DIVIDEND YIELD

3.3% (1)

LAST 5 YEARS

6.5%

Average Annual Dividend Per-Share Growth

$1.6B

Cash Flows From Operating Activities After Dividends Retained for Reinvestment

(1)Based on the closing price of our common stock as of December 31, 2022 of $145.67 and the common stock dividend declared for the three months ended December 31, 2022 of $1.21 annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	ix

ALEXANDRIA CAPITALIZED ON STRONG VALUATIONS IN THE PRIVATE MARKET BY SOURCING SIGNIFICANT EQUITY-TYPE CAPITAL FOR REINVESTMENT IN 2022

Significant Realized Value and Strong Cap Rates

2022 REAL ESTATE DISPOSITIONS AND PARTIAL INTEREST SALES

$2.2 BILLION
SALES PRICE[(1)]

$1.2 BILLION
GAIN[(2)]

4.5% **4.4%**
(CASH)
CAP RATE[(3)]

(1)Includes initial proceeds from our joint venture partners’ contribution toward construction projects.
(2)Represents the aggregate gain and consideration in excess of book value recognized on dispositions and partial interest sales, respectively.
(3)Represents the weighted-average capitalization rates for stabilized operating assets.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	x

DEMAND FOR ALEXANDRIA'S BRAND TRANSLATES INTO A HIGHLY LEASED PIPELINE AND NEAR-TERM NET OPERATING INCOME GROWTH

Alexandria's highly leased value-creation pipeline is expected to generate significant incremental net operating income through development and redevelopment of new Class A properties

Commercial St
ALEXANDRIA CENTER

VISIBILITY FOR FUTURE GROWTH IN ANNUAL INCREMENTAL NET OPERATING INCOME

Commenced From 4Q22 Deliveries

$28M

497,755 RSF

83% Leased

Primarily Commencing 1Q23 Through 4Q25

$655M

7.6M RSF [(1)]

72% Leased

Refer to “Net operating income” in the “Definitions and reconciliations” of our Supplemental Information for additional details and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)As of December 31, 2022. Represents projects under construction aggregating 5.6 million RSF and seven near-term projects aggregating 2.0 million RSF expected to commence construction during the next four quarters.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xi

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

THAT'S WHAT'S IN
OUR DNA®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge science and technology with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xii

A Leader in ESG (Environmental, Social, and Governance)

ESG innovations that benefit our tenants, employees, and communities and provide long-term value for our stockholders

Long-Tenured Executive Management Team

Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

Driven by our operational excellence, trusted relationships, and visionary strategy

Stable, Long-Duration Cash Flows

Weighted-average remaining lease term: 7.1 years

Strong Core Operating Metrics - Same Property Revenue and Net Operating Income

Favorable triple net lease structure with annual rent escalations

Historically strong demand from innovative entities and significant rental rate growth on leasing activity and early renewals

Prudent Management of Strong and Flexible Balance Sheet

Liquidity: $5.3 billion[1]

Disciplined Allocation of Capital to Develop and Redevelop Highly Leased New Class A Properties

Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental NOI

Unique Underwriting Expertise and Experience

Prudent underwriting of innovative life science, agtech, and technology tenants

Development of strategic relationships

As of December 31, 2022.
(1)Refer to “Key credit metrics” of our Supplemental Information for additional details.
(2)Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xiii

COMMUNICATIONS AND REPORTING EXCELLENCE

FIFTH CONSECUTIVE AND SEVENTH OVERALL CARE AWARD

THE MOST NAREIT INVESTOR CARE GOLD AWARDS EARNED BY ANY EQUITY REIT

2022
Nareit
SILVER AWARD
LARGE CAP EQUITY REIT
2015
2016
2018
2019
2020
2021
Nareit
GOLD AWARD
LARGE CAP EQUITY REIT

TOP 10% Credit Rating Ranking Among All Publicly Traded U.S. REITs [(1)]

ARE S&P 500

BBB+

Positive [(1)]

S&P Global Ratings

Baa1

Stable [(1)]

MOODY'S INVESTORS SERVICE

(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from Moody’s Investors Service and S&P Global Ratings for publicly traded U.S. REITs, from Bloomberg Professional Services as of December 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xiv

ALEXANDRIA'S IMPRESSIVE KEY BALANCE SHEET ACCOMPLISHMENTS IN 2022

- INCREASED LINE OF CREDIT CAPACITY TO $4.0B AND EXTENDED TERM
- ISSUED BONDS AGGREGATING $1.8B AT 3.28% FOR AVERAGE TERM OF 22 YEARS
- COMPLETED $2.2B OF DISPOSITIONS
- EXTENDED WEIGHTED-AVERAGE DEBT TERM TO 13.2 YEARS
- 4Q22 ACHIEVED LEVERAGE OF 5.1x[(1)], LOWEST RATIO IN COMPANY HISTORY

As of December 31, 2022.
(1)Quarter annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xv

ALEXANDRIA'S CONTINUED EXCELLENCE IN DEVELOPMENT, OPERATIONS, AND ASSET MANAGEMENT

BOMA TOBY AWARDS

CONGRATULATIONS TO OUR GREATER BOSTON, SEATTLE, AND RESEARCH TRIANGLE TEAMS

ALEXANDRIA CENTER
AT ONE KENDALL SQUARE

ONE KENDALL SQUARE – BUILDINGS 600/700 | CAMBRIDGE
WINNER: Renovated Building

225 BINNEY STREET | CAMBRIDGE
WINNER: Corporate Facility

1165 EASTLAKE AVENUE EAST | SEATTLE
WINNER: Corporate Facility

399

399 BINNEY STREET | CAMBRIDGE
WINNER: Laboratory Building

700 TECHNOLOGY SQUARE | CAMBRIDGE
WINNER: Building Under 100,000 SF

9 LABORATORY DRIVE | RESEARCH TRIANGLE
WINNER: Life Science

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xvi

ALEXANDRIA'S MISSION-DRIVEN AND INDUSTRY-LEADING ESG PROGRAM
ACHIEVEMENTS AND RECOGNITION

GRESB REAL ESTATE sector leader 2022

#1 FOR BUILDINGS IN DEVELOPMENT
Science & Technology

#2 FOR BUILDINGS IN OPERATION
Diversified Listed

"A" DISCLOSURE SCORE
2018–2022

"GREEN STAR" DESIGNATION

OPERATING ASSETS
2017-2022

DEVELOPMENT
2020-2022

S&P Global	TOP 10% ESG RANK[1]
CDP DISCLOSURE INSIGHT ACTION	"B" SCORE TOP 10% ENVIRONMENTAL DISCLOSURE & PERFORMANCE SCORE[1]
MSCI	"A" ESG RATING 2021 | 2022
BARRON'S	ONE OF THE MOST SUSTAINABLE U.S. REITs 2021 | 2022
SUSTAINALYTICS	"LOW" ESG RISK TOP 10% ESG PROFILE[2]
2022 mass save™ CLIMATE LEADER	MASS SAVE CLIMATE LEADER 2022
ISS	TOP 10% ENVIRONMENT & SOCIAL SCORES[3]
fitwel®	FITWEL IMPACT AWARD Highest-Scoring Project 2020 | 2021
Bloomberg	TOP 10% SOCIAL SCORE[4]
Fitwel® Viral Response Certified DISTINCTION	FITWEL VIRAL RESPONSE 2020 | 2021 | 2022

(1)Reflects current score for Alexandria and latest scores available for the FTSE Nareit All REITs Index companies from Bloomberg Professional Services as of December 31, 2022.
(2)Top 10% ranking among companies included in the Sustainalytics Global Universe, based on information available from Bloomberg Professional Services as of December 31, 2022.
(3)Reflects current scores for Alexandria and latest scores available for the FTSE Nareit All REITs Index companies on ISS’s website as of December 31, 2022.
(4)Top 10% ranking among FTSE Nareit All REITs Index companies, based on information available from Bloomberg Professional Services as of December 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xvii

ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Developing and operating efficient and healthy buildings, reducing carbon emissions, and mitigating climate risk

Proactively Managing and Mitigating Climate Risk Using Industry-Leading Guidelines

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

ALEXANDRIA'S CLIMATE RISK ASSESSMENT COVERS

Sea Level Rise | Precipitation | Drought | Extreme Heat | Wildfire

Driving High-Performance Building Design

Proactively Designing All-Electric Buildings

230 HARRIET TUBMAN WAY

751 GATEWAY BOULEVARD

2025 Environmental Goals and Progress for Buildings in Operation

Carbon Emissions Reduction (MTCO2e)	Energy Use Reduction (kWh)	Potable Water Use Consumption (Gal)	Waste Diversion (Ton)
30%[1]	25%[1]	10%[1]	45%[2]

19.5%[3]
2015-2021
19.4%[3]
2015-2021
23.1%[3]
2015-2021
41.1%[3]
2021

Environmental progress data for 2021 reflected in the chart above received independent limited assurance from DNV Business Assurance USA, Inc.
(1)2025 environmental goal for Alexandria’s cumulative progress relative to a 2015 baseline on a like-for-like basis for buildings in operation that the Company directly manages.
(2)2025 environmental goal for buildings in operation that Alexandria indirectly and directly manages. In alignment with industry best practice, the Company reports waste diversion annually; the 2025 goal is to achieve a waste diversion rate of at least 45% by 2025.
(3)Progress toward 2025 goal.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xviii

325 BINNEY STREET | ALEXANDRIA CENTER® AT ONE KENDALL SQUARE MEGA CAMPUS

DESIGNED TO BE THE MOST SUSTAINABLE LABORATORY BUILDING IN CAMBRIDGE

Alexandria's Mission-Critical Infrastructure for Longtime Strategic Partner Moderna

CLIMATE RESILIENCE
Stormwater Capture System
RENEWABLE ELECTRICITY
Solar Array
FOSSIL FUEL REDUCTION
Exhaust Source Heat Pumps
LOW-CARBON MATERIALS
Improved Concrete Mix
ENERGY EFFICIENCY
Fan Coil Units to Heat/Cool Zones and Filter Air Locally
ENERGY EFFICIENCY
High-Performance Facade With Triple Glazing
CLIMATE RESILIENCE
Stormwater Capture System
CLIMATE RESILIENCE
Raised Elevation
GEOTHERMAL SYSTEM
Fossil Fuel Reduction for Heating/Cooling
CLIMATE RESILIENCE
Stormwater Capture System

To learn more, please see our 2021 ESG report, which is available on the ESG page of the Company website at **www.are.com.**

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xix

ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

Developing and implementing collaborative and innovative solutions to some of society's most urgent challenges

Accelerating Medical Innovation to Save Lives

Harnessing Agtech to Combat Hunger & Improve Nutrition

Supporting Our Military & Veterans

Revolutionizing Addiction Treatment

Building Principled Leaders Through Education

Addressing Homelessness

Preserving History & Honoring Our Greatest Heroes

Prioritizing the Mental Health & Suicide Crisis

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xx

Table of Contents
December 31, 2022

EARNINGS PRESS RELEASE	Page		Page
Fourth Quarter and Year Ended December 31, 2022 Financial and Operating Results	1	Earnings Call Information and About the Company	7
Acquisitions	4	Consolidated Statements of Operations	8
Dispositions and Sales of Partial Interests	5	Consolidated Balance Sheets	9
Guidance	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	13	External Growth / Investments in Real Estate
Investor Information	14	Investments in Real Estate	32
Financial and Asset Base Highlights	15	New Class A Development and Redevelopment Properties:
High-Quality Client Base	17	Recent Deliveries	34
High-Quality and Diverse Client Base in AAA Locations	18	Current Projects	37
Occupancy	19	Summary of Pipeline	43
Internal Growth		Construction Spending	48
Key Operating Metrics	20	Joint Venture Financial Information	49
Same Property Performance	21	Balance Sheet Management
Leasing Activity	22	Investments	51
Contractual Lease Expirations	23	Key Credit Metrics	52
Top 20 Tenants	24	Summary of Debt	53
Summary of Properties and Occupancy	25	Definitions and Reconciliations
Property Listing	26	Definitions and Reconciliations	57

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please refer to page 7 of this Earnings Press Release and Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxi

Alexandria Real Estate Equities, Inc. Reports:
4Q22 and 2022 Net Income per Share – Diluted of $0.31 and $3.18, respectively; and
4Q22 and 2022 FFO per Share – Diluted, As Adjusted, of $2.14 and $8.42, respectively
PASADENA, Calif. – January 30, 2023 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) announced financial and operating results for the fourth quarter and year ended December 31, 2022.

Key highlights
Operating results	4Q22	4Q21	2022	2021
Total revenues:
In millions	$670.3	$576.9	$2,589.0	$2,114.2
Growth	16.2%		22.5%
Net income attributable to Alexandria’s common stockholders – diluted
In millions	$51.8	$72.8	$513.3	$563.4
Per share	$0.31	$0.47	$3.18	$3.82
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$353.6	$303.6	$1,361.7	$1,144.9
Per share	$2.14	$1.97	$8.42	$7.76
An operationally excellent, industry-leading REIT with a high-quality client base of approximately 1,000 tenants supporting high-quality revenues, cash flows, and strong margins

Percentage of total annual rental revenue in effect from investment-grade or publicly traded large cap tenants	48%
Sustained strength in tenant collections:
Tenant receivables as of December 31, 2022	$7.6	million
January 2023 tenant rent and receivables collected as of January 30, 2023	99.4%
Occupancy of operating properties in North America	94.8%
Operating margin	70%
Adjusted EBITDA margin	69%
Weighted-average remaining lease term:
All tenants	7.1	years
Top 20 tenants	9.4	years
Second-highest annual leasing volume and rental rate increases (cash basis)
•Annual leasing volume of 8.4 million RSF in 2022 represents the second highest in Company history, with 74% generated from our client base of approximately 1,000 tenants.
•4Q22 leasing volume of 2.0 million RSF represents the fourth highest in Company history.
•Rental rate increase (cash basis) of 22.1% on lease renewals and re-leasing of space represents the second-highest rental rate growth (cash basis) in Company history.

	4Q22		2022
Total leasing activity – RSF	2,000,322		8,405,587
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	1,494,345		4,540,325
Rental rate increases	26.0%	(1)	31.0%
Rental rate increases (cash basis)	19.6%	(1)	22.1%
(1)Includes rental rate increases related to two recently acquired office leases, including one lease subject to a fixed-rate renewal option and one full-building lease in a non-core submarket. Excluding these leases, rental rate increases for the three months ended December 31, 2022 were 36.8% and 31.4% (cash basis).

Continued strong net operating income and internal growth, including highest annual same property and third-highest quarterly same property growth (cash basis)
•Net operating income (cash basis) of $1.7 billion for 4Q22 annualized, up $248.4 million, or 17.3%, compared to 4Q21 annualized.
•96% of our leases contain contractual annual rent escalations approximating 3%.
•Same property net operating income growth:
•4.7% and 10.9% (cash basis) for 4Q22 over 4Q21, representing the third-highest (cash basis) growth in Company history.
•6.6% and 9.6% (cash basis) for 2022 over 2021, with both increases representing the highest growth in Company history.
•Our 2022 same property growth outperformed our 10-year averages of 3.6% and 6.7% (cash basis) as a result of an increase in same property occupancy of 100 bps and early lease renewals that commenced in late 2021/early 2022.
Continued strong and flexible balance sheet with lowest leverage in Company history and 13.2 years of remaining term of outstanding debt
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs.
•Net debt and preferred stock to Adjusted EBITDA of 5.1x, the lowest ratio in Company history, and fixed-charge coverage ratio of 5.0x for 4Q22 annualized.
•Total debt and preferred stock to gross assets of 25%.
•99.4% of our debt has a fixed rate.
•13.2 years weighted-average remaining term of debt.
•No debt maturities prior to 2025.
•$5.3 billion of liquidity.
•$1.4 billion of contractual construction funding commitments from existing real estate joint venture partners expected over the next four years.
Continued strong, consistent, and increasing dividends with a focus on retaining significant net cash flows from operating activities after dividends for reinvestment
•Common stock dividend declared for 4Q22 of $1.21 per common share, aggregating $4.72 per common share for the year ended December 31, 2022, up 24 cents, or 5%, over the year ended December 31, 2021.
•Dividend yield of 3.3% as of December 31, 2022.
•Dividend payout ratio of 58% for the three months ended December 31, 2022.
•Average annual dividend per-share growth of 6.5% over the last five years.
Alexandria’s value-creation pipeline drives visibility for future growth aggregating over $655 million of incremental net operating income
Highly leased value-creation pipeline of current and seven near-term projects expected to generate greater than $655 million of incremental net operating income, primarily commencing from 1Q23 through 4Q25.
•7.6 million RSF of value-creation projects, which are 72% leased.
•77% of the leased RSF of our value-creation projects was generated from our client base of approximately 1,000 tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	1

Fourth Quarter and Year Ended December 31, 2022 Financial and Operating Results (continued)
December 31, 2022

Key items included in operating results

Key items included in net income attributable to Alexandria’s common stockholders:

	4Q22	4Q21	4Q22	4Q21	2022	2021	2022	2021
(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Impairment of real estate	$(26.2)	$—	$(0.16)	$—	$(65.0)	$(52.7)	$(0.40)	$(0.35)
Loss on early extinguishment of debt	—	—	—	—	(3.3)	(67.3)	(0.02)	(0.46)
Gain on sales of real estate	—	124.2	—	0.80	537.9	126.6	3.33	0.86
Acceleration of stock compensation expense due to executive officer resignation	—	—	—	—	(7.2)	—	(0.04)	—
Unrealized (losses) gains on non-real estate investments	(24.1)	(139.7)	(0.15)	(0.91)	(412.2)	43.6	(2.55)	0.30
Impairment of non-real estate investments	(20.5)	—	(0.12)	—	(20.5)	—	(0.13)	—
Significant realized gains on non-real estate investments	—	—	—	—	—	110.1	—	0.75
Total	$(70.8)	$(15.5)	$(0.43)	$(0.11)	$29.7	$160.3	$0.19	$1.10
Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.
Strong balance sheet management
Key metrics as of December 31, 2022
•$35.0 billion in total market capitalization.
•$24.9 billion in total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.
•No remaining LIBOR-based debt ahead of June 2023 phase-out.

	4Q22		Goal
	Quarter	Trailing	4Q23
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.1x	5.2x	Less than or equal to 5.1x
Fixed-charge coverage ratio	5.0x	5.0x	4.5x to 5.0x

Key capital events
•During 4Q22, we settled outstanding forward equity sales agreements by issuing 8.0 million shares of common stock at an average price of $186.87 and received net proceeds of $1.5 billion.
•In December 2022, we entered into new forward equity sales agreements aggregating $104.7 million to sell 699,274 shares under our ATM program at an average price of $149.68 per share (before underwriter discounts). We expect to settle these forward equity sales agreements in 2023.
•As of December 31, 2022, the remaining aggregate amount available under our ATM program for future sales of common stock was $141.9 million. We expect to establish a new ATM program in 1Q23.
Investments
•As of December 31, 2022:
•Our non-real estate investments aggregated $1.6 billion.
•Unrealized gains presented in our consolidated balance sheet were $397.0 million, comprising gross unrealized gains and losses aggregating $506.4 million and $109.4 million, respectively.
•Investment loss of $19.7 million for the three months ended December 31, 2022 presented in our consolidated statement of operations consisted of $25.0 million of realized gains, $24.1 million of unrealized losses/changes in fair value, and $20.5 million of impairments primarily related to three non-real estate investments in privately held entities that do not report NAV.
External growth and investments in real estate
Delivery and commencement of value-creation projects
•During 4Q22, we placed into service development and redevelopment projects aggregating 497,755 RSF across multiple submarkets, resulting in $28 million of incremental annual net operating income.
•Annual net operating income (cash basis) is expected to increase by $57 million upon the burn-off of initial free rent from recently delivered projects.
•Commenced two development projects aggregating 467,567 RSF during 4Q22, including 212,796 RSF at 1450 Owens Street in our Mission Bay submarket, which will be 100% funded by our joint venture partner, and 254,771 RSF at 10075 Barnes Canyon Road in our Sorrento Mesa submarket, which will be 50% funded by our joint venture partner.

Value-creation pipeline of new Class A development and redevelopment projects as a percentage of gross assets	4Q22
Under construction projects 68% leased/negotiating	10%
Near-term projects expected to commence construction in the next four quarters 88% leased	2%
Income-producing/potential cash flows/covered land play(1)	7%
Land	3%

(1)Includes projects that have existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses. These projects aggregate 1.1% of total annual rental revenue as of December 31, 2022 and are included in targeted for a future change in use in our industry mix chart. Refer to “High-quality and diverse client base in AAA locations” in our Supplemental Information.
•81% of construction costs related to active development and redevelopment projects aggregating 5.6 million RSF are under a guaranteed maximum price (“GMP”) contract or other fixed contracts. Our budgets also include construction cost contingencies in GMP contracts plus additional landlord contingencies that generally range from 3% to 5%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	2

Fourth Quarter and Year Ended December 31, 2022 Financial and Operating Results (continued)
December 31, 2022

Industry and ESG leadership: catalyzing and leading the way for positive change to benefit human health and society
•In January 2023, Alexandria Venture Investments was recognized by Silicon Valley Bank in its “Healthcare Investments and Exits: Annual Report 2022” as the #1 most active corporate investor in biopharma by new deal volume (2021-2022) for the sixth consecutive year. Alexandria’s venture activity provides us with, among other things, mission-critical data on and insights into key macro life science industry and innovation trends.
•In November 2022, our executive chairman and founder, Joel S. Marcus, presented at the much-anticipated Annual Baron Investment Conference for a rare second time. Mr. Marcus opened the program with a presentation on what renowned author and business strategist Jim Collins describes as our “Superior Results, Distinctive Impact, and Lasting Endurance.”
•In November 2022, Alexandria earned several 2022 TOBY (The Outstanding Building of the Year) Awards from BOMA (Building Owners and Managers Association) in Boston, Seattle, and Raleigh-Durham. The TOBY Awards recognize quality in commercial buildings and reward excellence in building management.
•In our Cambridge/Inner Suburbs submarket: Four recognitions across three of our premier mega campuses – Alexandria Center® at Kendall Square, Alexandria Center® at One Kendall Square, and Alexandria Technology Square® – for Corporate Facility, Laboratory Building, Renovated Building, and Building Under 100,000 SF categories.
•In our Lake Union submarket: A recognition for 1165 Eastlake Avenue East on The Eastlake Life Science Campus by Alexandria mega campus in the Corporate Facility category.
•In our Research Triangle submarket: A recognition for 9 Laboratory Drive on our Alexandria Center® for AgTech campus in the Life Science category.
•In October 2022, Mr. Marcus, as a newly appointed member of the Prix Galien USA’s esteemed Awards jury, honored groundbreaking medical innovations in life science. He served on the Prix Galien committee, alongside other influential science leaders, that recognized the Best Startup, Best Digital Health Solution and the inaugural Best Incubators, Accelerators and Equity.
•In October 2022, 9880 Campus Point Drive on the Campus Point by Alexandria mega campus in our University Town Center submarket received an Orchid award for Architecture from the San Diego Architectural Foundation, and a People’s Choice Orchid. The facility is home to Alexandria GradLabs®, a dynamic platform that is accelerating the growth of promising early-stage life science companies.
•Alexandria is addressing some of today’s most urgent societal challenges through our eight social responsibility pillars, including the mental health crisis and opioid addiction. In October 2022:
•Alexandria presented a timely conversation on the state of mental health in America with former congressman Patrick J. Kennedy, one of the world’s leading voices and policymakers on mental health, at the Galien Forum USA 2022, which was held at the Alexandria Center® for Life Science – New York City.
•OneFifteen, a novel, data-driven comprehensive care model we developed in partnership with Verily, celebrated its third anniversary of the campus’s opening in Dayton, Ohio. OneFifteen has treated over 5,800 patients since opening its doors in October 2019.
About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to approximately 1,000 tenants, Alexandria has a total market capitalization of $35.0 billion and an asset base in North America of 74.6 million square feet (“SF”) as of December 31, 2022, which includes 41.8 million RSF of operating properties and 5.6 million RSF of Class A properties undergoing construction, 9.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 17.3 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A properties clustered in life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	3

Acquisitions
December 31, 2022
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage						Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development	Operating With Future Development/ Redevelopment		Operating(2)		Total(3)

Completed in YTD 3Q22			39	92%	6,538,991	3,305,764		451,760		9,600,231	$2,437,592

Completed in 4Q22:
35 Gatehouse Drive(4)	Route 128/Greater Boston	12/29/22	1	100	75,000	31,611		265,965		372,576	272,500
1001 Trinity Street and 1020 Red River Street	Austin/Texas	10/4/22	2	100	51,038	198,972		—		250,010	108,000
Other											360
			3	100	126,038	230,583	(5)	265,965	(5)	622,586	380,860
Total 2022 acquisitions			42	93%	6,665,029	3,536,347		717,725		10,222,817	$2,818,452

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(2)Represents the operating component of our value-creation acquisitions that is not expected to undergo future development or redevelopment.
(3)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation with future development or redevelopment opportunities. Refer to “Definitions and reconciliations” in our Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)Represents an opportunity to expand our existing properties at 40, 50, and 60 Sylvan Road and 840 Winter Street into a mega campus.
(5)We expect the acquisitions completed during the three months ended December 31, 2022 to generate initial annual net operating income of approximately $28 million for the twelve months following acquisition. These acquisitions included three operating properties with a weighted-average acquisition date of December 8, 2022 (weighted by initial annual net operating income).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	4

Dispositions and Sales of Partial Interests
December 31, 2022
(Dollars in thousands, except per RSF amounts)

							Capitalization Rate (Cash Basis)			Sales Price per RSF	Gain or Consideration in Excess of Book Value
Property	Submarket/Market	Date of Sale	Interest Sold		RSF	Capitalization Rate		Sales Price

100 Binney Street	Cambridge/Inner Suburbs/ Greater Boston	3/30/22	70%		432,931	3.6%	3.5%	$713,228	(1)	$2,353	$413,615	(2)
300 Third Street	Cambridge/Inner Suburbs/ Greater Boston	6/27/22	70%		131,963	4.6%	4.3%	166,485	(1)	$1,802	113,020	(2)
Alexandria Park at 128, 285 Bear Hill Road, 111 and 130 Forbes Boulevard, and 20 Walkup Drive	Route 128 and Route 495/ Greater Boston	6/8/22	100%		617,043	5.1%	5.1%	334,397		$542	202,325
1450 Owens Street	Mission Bay/San Francisco Bay Area	7/1/22	20%	(3)	191,000	N/A	N/A	25,039	(1)	N/A	10,083	(2)
341 and 343 Oyster Point Boulevard, 7000 Shoreline Court, and Shoreway Science Center	South San Francisco and Greater Stanford/San Francisco Bay Area	9/15/22	100%		330,379	5.2%	5.2%	383,635		$1,161	223,127
3215 Merryfield Row	Torrey Pines/San Diego	9/1/22	70%		170,523	4.5%	4.2%	149,940	(1)	$1,256	42,214	(2)
Summers Ridge Science Park	Sorrento Mesa/San Diego	9/15/22	70%		316,531	4.9%	4.6%	159,600	(1)	$720	65,097	(2)
7330 and 7360 Carroll Road	Sorrento Mesa/San Diego	9/15/22	100%		84,442	4.4%	4.6%	59,476		$704	35,463
Other	Various					N/A	N/A	230,496		N/A	77,003
Total 2022 dispositions and sales of partial interests								$2,222,296			$1,181,947

(1)Represents the contractual sales price for the percentage interest of the property sold by us.
(2)We retained control over the newly formed real estate joint venture and therefore continued to consolidate this property. We accounted for the difference between the consideration received and the book value of the interest sold as an equity transaction, with no gain or loss recognized in earnings.
(3)Relates to the sale of a partial interest in a land parcel. The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes capital for construction over time. As of December 31, 2022, the noncontrolling interest share of our joint venture partner was 40.3%.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	5

Guidance
December 31, 2022
(Dollars in millions, except per share amounts)

The following guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2023 and is consistent with the guidance issued on our Form 8-K filed on November 30, 2022, except for an update to “excess 2022 bond capital held as cash at December 31, 2022,” which reflects the actual amount of $300 million as of December 31, 2022, compared to the prior guidance range from $200 million to $300 million.

There can be no assurance that actual 2023 results will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 7 of this Earnings Press Release for additional details.

Projected 2023 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share(1)	$3.41 to $3.61
Depreciation and amortization of real estate assets	5.50
Allocation to unvested restricted stock awards	(0.05)
Funds from operations per share(2)	$8.86 to $9.06
Midpoint	$8.96

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2023	94.8%	95.8%
Lease renewals and re-leasing of space:
Rental rate increases	27.0%	32.0%
Rental rate increases (cash basis)	11.0%	16.0%
Same property performance:
Net operating income increase	2.0%	4.0%
Net operating income increase (cash basis)	4.0%	6.0%
Straight-line rent revenue	$130	$145
General and administrative expenses	$183	$193
Capitalization of interest	$342	$362
Interest expense	$74	$94

Key Credit Metrics	2023 Guidance
Net debt and preferred stock to Adjusted EBITDA – 4Q23 annualized	Less than or equal to 5.1x
Fixed-charge coverage ratio – 4Q23 annualized	4.5x to 5.0x

Key Sources and Uses of Capital	Range		Midpoint
Sources of capital:
Incremental debt	$550	$850	$700
Excess 2022 bond capital held as cash at December 31, 2022	300	300	300
Net cash provided by operating activities after dividends	350	400	375
Real estate dispositions, sales of partial interests, and issuances of common equity	1,400	2,400	1,900	(3)
Total sources of capital	$2,600	$3,950	$3,275
Uses of capital:
Construction (refer to page 48)	$2,400	$3,550	$2,975
Acquisitions (refer to page 4)	200	400	300
Total uses of capital	$2,600	$3,950	$3,275
Incremental debt (included above):
Issuance of unsecured senior notes payable	$500	$1,000	$750
Unsecured senior line of credit, commercial paper, and other	50	(150)	(50)
Incremental debt	$550	$850	$700

(1)Excludes unrealized gains or losses after December 31, 2022 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(3)Refer to “Key capital events” on page 2 of this Earnings Press Release for additional details. During the three months ended December 31, 2022, we entered into new forward equity sales agreements aggregating $104.7 million to sell 699,274 shares under our ATM program at an average price of $149.68 per share (before underwriter discounts). We expect to settle these forward equity sales agreements in 2023 and establish a new ATM program in 1Q23.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	6

Earnings Call Information and About the Company
December 31, 2022

We will host a conference call on Tuesday, January 31, 2023, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the fourth quarter and year ended December 31, 2022. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, January 31, 2023. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 7024203.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the fourth quarter and year ended December 31, 2022 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2022q4.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and co-chief investment officer; Dean A. Shigenaga, president and chief financial officer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, vice president – strategic communications.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to approximately 1,000 tenants, Alexandria has a total market capitalization of $35.0 billion and an asset base in North America of 74.6 million SF as of December 31, 2022, which includes 41.8 million RSF of operating properties and 5.6 million RSF of Class A properties undergoing construction, 9.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 17.3 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A properties clustered in life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2023 earnings per share attributable to Alexandria’s common stockholders – diluted, 2023 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	7

Consolidated Statements of Operations
December 31, 2022
(Dollars in thousands, except per share amounts)

	Three Months Ended					Year Ended
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Revenues:
Income from rentals	$665,674	$656,853	$640,959	$612,554	$574,656	$2,576,040	$2,108,249
Other income	4,607	2,999	2,805	2,511	2,267	12,922	5,901
Total revenues	670,281	659,852	643,764	615,065	576,923	2,588,962	2,114,150

Expenses:
Rental operations	204,352	201,189	196,284	181,328	175,717	783,153	623,555
General and administrative	42,992	49,958	43,397	40,931	41,654	177,278	151,461
Interest	17,522	22,984	24,257	29,440	34,862	94,203	142,165
Depreciation and amortization	264,480	254,929	242,078	240,659	239,254	1,002,146	821,061
Impairment of real estate	26,186	38,783	—	—	—	64,969	52,675
Loss on early extinguishment of debt	—	—	3,317	—	—	3,317	67,253
Total expenses	555,532	567,843	509,333	492,358	491,487	2,125,066	1,858,170

Equity in earnings of unconsolidated real estate joint ventures	172	40	213	220	3,018	645	12,255
Investment (loss) income	(19,653)	(32,305)	(39,481)	(240,319)	(112,884)	(331,758)	259,477
Gain on sales of real estate	—	323,699	214,219	—	124,226	537,918	126,570
Net income (loss)	95,268	383,443	309,382	(117,392)	99,796	670,701	654,282
Net income attributable to noncontrolling interests	(40,949)	(38,747)	(37,168)	(32,177)	(24,901)	(149,041)	(83,035)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	54,319	344,696	272,214	(149,569)	74,895	521,660	571,247
Net income attributable to unvested restricted stock awards	(2,526)	(3,257)	(2,934)	(2,081)	(2,098)	(8,392)	(7,848)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$51,793	$341,439	$269,280	$(151,650)	$72,797	$513,268	$563,399

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.31	$2.11	$1.67	$(0.96)	$0.47	$3.18	$3.83
Diluted	$0.31	$2.11	$1.67	$(0.96)	$0.47	$3.18	$3.82

Weighted-average shares of common stock outstanding:
Basic	165,393	161,554	161,412	158,198	153,464	161,659	146,921
Diluted	165,393	161,554	161,412	158,198	154,307	161,659	147,460

Dividends declared per share of common stock	$1.21	$1.18	$1.18	$1.15	$1.15	$4.72	$4.48

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	8

Consolidated Balance Sheets
December 31, 2022
(In thousands)

	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Assets
Investments in real estate	$29,945,440	$28,771,745	$27,952,931	$27,100,009	$24,980,669
Investments in unconsolidated real estate joint ventures	38,435	38,285	37,587	38,456	38,483
Cash and cash equivalents	825,193	533,824	420,258	775,060	361,348
Restricted cash	32,782	332,344	97,404	95,106	53,879
Tenant receivables	7,614	7,759	7,069	7,570	7,379
Deferred rent	942,646	918,995	905,699	881,743	839,335
Deferred leasing costs	516,275	506,864	498,434	484,184	402,898
Investments	1,615,074	1,624,921	1,657,461	1,661,101	1,876,564
Other assets	1,599,940	1,633,877	1,667,210	1,801,027	1,658,818
Total assets	$35,523,399	$34,368,614	$33,244,053	$32,844,256	$30,219,373

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$59,045	$40,594	$24,986	$208,910	$205,198
Unsecured senior notes payable	10,100,717	10,098,588	10,096,462	10,094,337	8,316,678
Unsecured senior line of credit and commercial paper	—	386,666	149,958	—	269,990
Accounts payable, accrued expenses, and other liabilities	2,471,259	2,393,764	2,317,940	2,172,692	2,210,410
Dividends payable	209,131	193,623	192,571	187,701	183,847
Total liabilities	12,840,152	13,113,235	12,781,917	12,663,640	11,186,123

Commitments and contingencies

Redeemable noncontrolling interests	9,612	9,612	9,612	9,612	9,612

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,707	1,626	1,615	1,614	1,580
Additional paid-in capital	18,991,492	17,639,434	17,149,571	16,934,094	16,195,256
Accumulated other comprehensive loss	(20,812)	(24,725)	(11,851)	(5,727)	(7,294)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	18,972,387	17,616,335	17,139,335	16,929,981	16,189,542
Noncontrolling interests	3,701,248	3,629,432	3,313,189	3,241,023	2,834,096
Total equity	22,673,635	21,245,767	20,452,524	20,171,004	19,023,638
Total liabilities, noncontrolling interests, and equity	$35,523,399	$34,368,614	$33,244,053	$32,844,256	$30,219,373

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	9

Funds From Operations and Funds From Operations per Share
December 31, 2022
(In thousands)

The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Year Ended
	12/31/22		9/30/22	6/30/22	3/31/22	12/31/21	12/31/22		12/31/21
Net income (loss) attributable to Alexandria’s common stockholders	$51,793		$341,439	$269,280	$(151,650)	$72,797	$513,268		$563,399
Depreciation and amortization of real estate assets	261,185		251,453	238,565	237,160	234,979	988,363		804,633
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(29,702)		(27,790)	(26,418)	(23,681)	(21,265)	(107,591)		(70,880)
Our share of depreciation and amortization from unconsolidated real estate JVs	982		795	934	955	3,058	3,666		13,734
Gain on sales of real estate	—		(323,699)	(214,219)	—	(124,226)	(537,918)		(126,570)
Impairment of real estate – rental properties	20,899	(1)	—	—	—	—	20,899		25,485
Allocation to unvested restricted stock awards	(953)		1,002	—	—	—	(1,118)		(6,315)
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	304,204		243,200	268,142	62,784	165,343	879,569		1,203,486
Unrealized losses (gains) on non-real estate investments	24,117		56,515	68,128	263,433	139,716	412,193		(43,632)
Significant realized gains on non-real estate investments	—		—	—	—	—	—		(110,119)
Impairment of non-real estate investments	20,512	(3)	—	—	—	—	20,512	(3)	—
Impairment of real estate	5,287		38,783	—	—	—	44,070		27,190
Loss on early extinguishment of debt	—		—	3,317	—	—	3,317		67,253
Acceleration of stock compensation expense due to executive officer resignation	—		7,185	—	—	—	7,185		—
Allocation to unvested restricted stock awards	(482)		(1,033)	(778)	(1,604)	(1,432)	(5,137)		710
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$353,638		$344,650	$338,809	$324,613	$303,627	$1,361,709		$1,144,888

(1)Primarily consists of an impairment of one real estate asset recognized to reduce the carrying amount of the asset to its estimated fair value, less costs to sell, upon its classification as held for sale in December 2022. We expect to complete the sale of this asset during 2023.
(2)Calculated in accordance with standards established by the Nareit Board of Governors.
(3)Primarily relates to three investments in privately held entities that do not report NAV.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	10

Funds From Operations and Funds From Operations per Share (continued)
December 31, 2022
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended						Year Ended
	12/31/22		9/30/22	6/30/22	3/31/22	12/31/21	12/31/22		12/31/21
Net income (loss) per share attributable to Alexandria’s common stockholders – diluted	$0.31		$2.11	$1.67	$(0.96)	$0.47	$3.18		$3.82
Depreciation and amortization of real estate assets	1.41		1.39	1.32	1.36	1.40	5.47		5.07
Gain on sales of real estate	—		(2.00)	(1.33)	—	(0.80)	(3.33)		(0.86)
Impairment of real estate – rental properties	0.13	(1)	—	—	—	—	0.13		0.17
Allocation to unvested restricted stock awards	(0.01)		0.01	—	—	—	(0.01)		(0.04)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.84		1.51	1.66	0.40	1.07	5.44		8.16
Unrealized losses (gains) on non-real estate investments	0.15		0.35	0.42	1.67	0.91	2.55		(0.30)
Significant realized gains on non-real estate investments	—		—	—	—	—	—		(0.75)
Impairment of non-real estate investments	0.12	(1)	—	—	—	—	0.13	(1)	—
Impairment of real estate	0.03		0.24	—	—	—	0.27		0.18
Loss on early extinguishment of debt	—		—	0.02	—	—	0.02		0.46
Acceleration of stock compensation expense due to executive officer resignation	—		0.04	—	—	—	0.04		—
Allocation to unvested restricted stock awards	—		(0.01)	—	(0.02)	(0.01)	(0.03)		0.01
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.14		$2.13	$2.10	$2.05	$1.97	$8.42		$7.76

Weighted-average shares of common stock outstanding for calculation of:
Earnings per share – diluted	165,393		161,554	161,412	158,198	154,307	161,659		147,460
Funds from operations, diluted, per share	165,393		161,554	161,412	158,209	154,307	161,659		147,460
Funds from operations, diluted, as adjusted, per share	165,393		161,554	161,412	158,209	154,307	161,659		147,460

(1)Refer to footnotes on the previous page for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	11

SUPPLEMENTAL
INFORMATION

Company Profile
December 31, 2022

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to approximately 1,000 tenants, Alexandria has a total market capitalization of $35.0 billion and an asset base in North America of 74.6 million SF as of December 31, 2022, which includes 41.8 million RSF of operating properties and 5.6 million RSF of Class A properties undergoing construction, 9.9 million RSF of near-term and intermediate-term development and redevelopment projects, and 17.3 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A properties clustered in life science, agtech, and technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 48% of our total annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative campuses in key life science, agtech, and technology cluster locations that inspire innovation. From our development of high-quality, sustainable real estate to our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, agtech, and technology sectors provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 60 individuals, averaging 24 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 18 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Co-Chief Investment Officer

Dean A. Shigenaga	Daniel J. Ryan
President & Chief Financial Officer	Co-Chief Investment Officer & Regional Market Director – San Diego

Hunter L. Kass	John H. Cunningham
Executive Vice President – Regional Market Director – Greater Boston	Executive Vice President – Regional Market Director – New York City

Lawrence J. Diamond	Vincent R. Ciruzzi
Co-Chief Operating Officer & Regional Market Director – Maryland	Chief Development Officer

Joseph Hakman	Jackie B. Clem
Co-Chief Operating Officer & Chief Strategic Transactions Officer	General Counsel & Secretary

Marc E. Binda	Andres R. Gavinet
Executive Vice President – Finance & Treasurer	Chief Accounting Officer

Gary D. Dean	Terezia C. Nemeth
Executive Vice President – Real Estate Legal Affairs	Executive Vice President – Regional Market Director – San Francisco Bay Area

Onn C. Lee	Kristina A. Fukuzaki-Carlson
Executive Vice President – Accounting	Executive Vice President – Business Operations

Madeleine T. Alsbrook
Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	13

Investor Information
December 31, 2022

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	JMP Securities	RBC Capital Markets
Jeff Spector / Joshua Dennerlein	Nicholas Joseph / Michael Griffin	Aaron Hecht	Michael Carroll / Aditi Balachandran
(646) 855-1363 / (646) 855-1681	(212) 816-1909 / (212) 816-5871	(415) 835-3963	(440) 715-2649 / (212) 428-6200

BTIG, LLC	Evercore ISI	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Tom Catherwood / John Nickodemus	Steve Sakwa / Jay Poskitt	Anthony Paolone / Ray Zhong	David Rodgers / Nicholas Thillman
(212) 738-6140 / (212) 738-6050	(212) 446-9462 / (212) 752-0886	(212) 622-6682 / (212) 622-5411	(216) 737-7341 / (414) 298-5053

CFRA	Green Street	Mizuho Securities USA LLC	SMBC Nikko Securities America, Inc.
Kenneth Leon	Dylan Burzinski / Michael Manos	Vikram Malhotra / Georgi Dinkov	Richard Anderson / Jay Kornreich
(646) 517-2552	(949) 640-8780 / (949) 640-8780	(212) 282-3827 / (617) 352-1721	(646) 521-2351 / (646) 424-3202

Fixed Income Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee	Thierry Perrein	(212) 553-0376	Michael Souers
(212) 526-3521	(646) 376-5303		(212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter / Ian Snyder
(212) 834-5086 / (212) 834-3798

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	14

Financial and Asset Base Highlights
December 31, 2022
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Selected financial data from consolidated financial statements and related information
Rental revenues	$499,348	$496,146	$485,067	$469,537	$435,637
Tenant recoveries	$166,326	$160,707	$155,892	$143,017	$139,019
General and administrative expenses	$42,992	$49,958	$43,397	$40,931	$41,654
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.8%	10.1%	9.8%	10.0%	10.2%
Operating margin	70%	70%	70%	71%	70%
Adjusted EBITDA margin	69%	69%	70%	71%	71%
Adjusted EBITDA – quarter annualized	$1,846,936	$1,810,764	$1,797,488	$1,734,956	$1,631,244
Adjusted EBITDA – trailing 12 months	$1,797,536	$1,743,613	$1,680,335	$1,601,857	$1,517,838

Net debt at end of period	$9,376,705	$9,736,627	$9,832,722	$9,514,256	$8,442,115
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.1x	5.4x	5.5x	5.5x	5.2x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.2x	5.6x	5.9x	5.9x	5.6x

Total debt and preferred stock at end of period	$10,159,762	$10,525,848	$10,271,406	$10,303,247	$8,791,866
Gross assets at end of period	$39,877,462	$38,516,844	$37,304,589	$36,795,922	$33,990,614
Total debt and preferred stock to gross assets at end of period	25%	27%	28%	28%	26%

Fixed-charge coverage ratio – quarter annualized	5.0x	4.9x	5.1x	5.1x	5.3x
Fixed-charge coverage ratio – trailing 12 months	5.0x	5.1x	5.1x	5.1x	5.0x
Unencumbered net operating income as a percentage of total net operating income	100%	100%	100%	97%	97%

Closing stock price at end of period	$145.67	$140.19	$145.03	$201.25	$222.96
Common shares outstanding (in thousands) at end of period	170,748	162,620	161,456	161,408	158,044
Total equity capitalization at end of period	$24,872,919	$22,797,633	$23,415,970	$32,483,420	$35,237,463
Total market capitalization at end of period	$35,032,681	$33,323,481	$33,687,376	$42,786,667	$44,029,329

Dividend per share – quarter/annualized	$1.21/$4.84	$1.18/$4.72	$1.18/$4.72	$1.15/$4.60	$1.15/$4.60
Dividend payout ratio for the quarter	58%	56%	56%	57%	60%
Dividend yield – annualized	3.3%	3.4%	3.3%	2.3%	2.1%

Amounts related to operating leases:
Operating lease liabilities at end of period	$406,700	$409,030	$412,535	$405,818	$434,745
Rent expense	$8,722	$8,502	$7,924	$7,718	$7,124

Capitalized interest	$79,491	$73,189	$68,202	$57,763	$44,078
Weighted-average interest rate for capitalization of interest during the period	3.65%	3.55%	3.56%	3.26%	3.22%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	15

Financial and Asset Base Highlights (continued)
December 31, 2022
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$24,185	$24,431	$27,362	$42,025	$25,942
Amortization of acquired below-market leases	$20,125	$23,546	$16,760	$13,915	$15,737
Straight-line rent expense on ground leases	$487	$583	$354	$416	$301
Stock compensation expense	$11,586	$17,786	$14,340	$14,028	$14,253
Amortization of loan fees	$3,975	$3,235	$3,236	$3,103	$2,911
Amortization of debt (discounts) premiums	$(272)	$(269)	$(267)	$424	$502
Non-revenue-enhancing capital expenditures:
Building improvements	$4,128	$3,963	$4,199	$4,110	$4,027
Tenant improvements and leasing commissions	$25,049	$48,960	$24,562	$27,791	$109,516

Operating statistics and related information (at end of period)
Number of properties – North America	432	431	436	446	414
RSF – North America (including development and redevelopment projects under construction)	47,371,259	46,690,943	46,934,653	47,364,067	43,670,737
Total square feet – North America	74,566,128	74,450,918	74,087,636	74,185,859	66,970,705
Annual rental revenue per occupied RSF – North America	$51.75	$50.99	$50.80	$49.42	$48.65
Occupancy of operating properties – North America	94.8%	94.3%	94.6%	94.7%	94.0%
Occupancy of operating and redevelopment properties – North America	89.4%	88.6%	89.0%	88.9%	88.5%
Weighted-average remaining lease term (in years)	7.1	7.2	7.1	7.3	7.5

Total leasing activity – RSF	2,000,322	1,662,069	2,279,758	2,463,438	4,094,174
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	26.0%	27.1%	45.4%	32.2%	35.9%
Rental rate increases (cash basis)	19.6%	22.6%	33.9%	16.5%	22.9%
RSF (included in total leasing activity above)	1,494,345	1,094,821	1,087,082	864,077	1,947,727

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	4.7%	5.1%	7.5%	7.6%	5.0%
Net operating income increase (cash basis)	10.9%	10.6%	10.2%	7.3%	7.5%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	16

High-Quality Client Base
December 31, 2022

Long-Duration and Stable Cash Flows From
High-Quality Tenants

Investment-Grade or Publicly Traded Large Cap Tenants	REIT Industry-Leading Tenant Client Base

48%

90%
of ARE’s Total Annual Rental Revenue(1)

Long-Duration Lease Terms
of ARE’s Top 20 Tenants
7.1 Years	Annual Rental Revenue
Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

Weighted-Average Remaining Term(2)

Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)Represents annual rental revenue in effect as of December 31, 2022.
(2)Based on total annual rental revenue in effect as of December 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	17

High-Quality and Diverse Client Base in AAA Locations
December 31, 2022

Industry Mix of Approximately 1,000 Tenants	AAA Locations

Public Biotechnology – Preclinical or Clinical Stage
10%
Multinational Pharmaceutical
18%
Public Biotechnology – Approved or Marketed Product
15%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%
Life Science Product, Service, and Device
21%
9%
5%
9%
Investment-Grade and Large Cap Tech/Office
2%
Other(2)
Private Biotechnology
Future Change in Use(1)

Percentage of ARE’s Annual Rental Revenue(3)

Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects. The weighted-average remaining term of these leases is 5.2 years.
(2)Our other tenants, which aggregate 2.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies and less than 1.0% of retail-related tenants by annual rental revenue.
(3)Represents annual rental revenue in effect as of December 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	18

Occupancy
December 31, 2022

Solid Occupancy From Historically Strong Demand
for Class A Properties in AAA Locations

Solid Historical Occupancy(1)	Occupancy Across Key Locations

96%

Over 10 Years

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	19

Key Operating Metrics
December 31, 2022

Historical Same Property Net Operating Income Growth(1)	Favorable Lease Structure(3)
	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Technology Campuses
	Increasing cash flows
	Percentage of leases containing annual rent escalations	96%
	Stable cash flows
	Percentage of triple net leases	93%
	Lower capex burden
	Percentage of leases providing for the recapture of capital expenditures	93%

Historical Rental Rate Growth: Renewed/Re-Leased Space	Margins(4)

	Operating	Adjusted EBITDA
	70%	69%

(1)Refer to “Same property performance” and “Definitions and reconciliations” of this Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(2)Our 2022 same property growth outperformed our 10-year averages of 3.6% and 6.7% (cash basis) as a result of an increase in same property occupancy of 100 bps and early lease renewals that commenced in late 2021/early 2022.
(3)Percentages calculated based on annual rental revenue in effect as of December 31, 2022.
(4)Represents percentages for the three months ended December 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	20

Same Property Performance
December 31, 2022
(Dollars in thousands)

	December 31, 2022			December 31, 2022
Same Property Financial Data	Three Months Ended	Year Ended	Same Property Statistical Data	Three Months Ended	Year Ended
Percentage change over comparable period from prior year:			Number of same properties	306	253
Net operating income increase	4.7%	6.6%	Rentable square feet	31,099,211	26,121,796
Net operating income increase (cash basis)	10.9%	9.6%	Occupancy – current-period average	95.2%	95.7%
Operating margin	69%	70%	Occupancy – same-period prior-year average	94.9%	94.7%

	Three Months Ended December 31,				Year Ended December 31,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Income from rentals:
Same properties	$397,105	$375,258	$21,847	5.8%	$1,385,380	$1,289,246	$96,134	7.5%
Non-same properties	102,243	60,379	41,864	69.3	564,718	329,346	235,372	71.5
Rental revenues	499,348	435,637	63,711	14.6	1,950,098	1,618,592	331,506	20.5

Same properties	135,755	119,833	15,922	13.3	478,333	407,450	70,883	17.4
Non-same properties	30,571	19,186	11,385	59.3	147,609	82,207	65,402	79.6
Tenant recoveries	166,326	139,019	27,307	19.6	625,942	489,657	136,285	27.8

Income from rentals	665,674	574,656	91,018	15.8	2,576,040	2,108,249	467,791	22.2

Same properties	184	155	29	18.7	620	479	141	29.4
Non-same properties	4,423	2,112	2,311	109.4	12,302	5,422	6,880	126.9
Other income	4,607	2,267	2,340	103.2	12,922	5,901	7,021	119.0

Same properties	533,044	495,246	37,798	7.6	1,864,333	1,697,175	167,158	9.8
Non-same properties	137,237	81,677	55,560	68.0	724,629	416,975	307,654	73.8
Total revenues	670,281	576,923	93,358	16.2	2,588,962	2,114,150	474,812	22.5

Same properties	163,887	142,521	21,366	15.0	561,301	475,209	86,092	18.1
Non-same properties	40,465	33,196	7,269	21.9	221,852	148,346	73,506	49.6
Rental operations	204,352	175,717	28,635	16.3	783,153	623,555	159,598	25.6

Same properties	369,157	352,725	16,432	4.7	1,303,032	1,221,966	81,066	6.6
Non-same properties	96,772	48,481	48,291	99.6	502,777	268,629	234,148	87.2
Net operating income	$465,929	$401,206	$64,723	16.1%	$1,805,809	$1,490,595	$315,214	21.1%

Net operating income – same properties	$369,157	$352,725	$16,432	4.7%	$1,303,032	$1,221,966	$81,066	6.6%
Straight-line rent revenue	(8,498)	(24,362)	15,864	(65.1)	(54,991)	(79,602)	24,611	(30.9)
Amortization of acquired below-market leases	(9,274)	(11,492)	2,218	(19.3)	(26,224)	(27,252)	1,028	(3.8)
Net operating income – same properties (cash basis)	$351,385	$316,871	$34,514	10.9%	$1,221,817	$1,115,112	$106,705	9.6%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	21

Leasing Activity
December 31, 2022
(Dollars per RSF)

	Three Months Ended				Year Ended				Year Ended
	December 31, 2022				December 31, 2022				December 31, 2021
	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	26.0%	(2)	19.6%	(2)	31.0%		22.1%	(3)	37.9%	22.6%
New rates	$35.59		$34.17		$50.37		$48.48		$59.00	$55.60
Expiring rates	$28.24		$28.58		$38.44		$39.69		$42.80	$45.36
RSF	1,494,345				4,540,325				4,614,040
Tenant improvements/leasing commissions	$16.29				$27.83				$41.05
Weighted-average lease term	5.2 years				5.0 years				6.3 years

Developed/redeveloped/previously vacant space leased(4)
New rates	$57.35		$44.03		$73.46		$64.04		$78.52	$69.42
RSF	505,977				3,865,262				4,902,261
Weighted-average lease term	6.1 years				11.8 years				11.2 years

Leasing activity summary (totals):
New rates	$41.10		$36.67		$60.98		$55.64		$69.05	$62.72
RSF	2,000,322				8,405,587	(3)(5)			9,516,301
Weighted-average lease term	5.4 years				8.1 years				8.8 years

Lease expirations(1)
Expiring rates	$30.62		$31.01		$37.41		$38.06		$41.53	$43.70
RSF	2,048,061				6,572,286				5,747,192

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 266,292 RSF and 110,180 RSF as of December 31, 2022 and 2021, respectively.
(2)Includes rental rate increases related to two recently acquired office leases, including one lease subject to a fixed-rate renewal option and one full-building lease in a non-core submarket. Excluding these leases, rental rate increases for the three months ended December 31, 2022 were 36.8% and 31.4% (cash basis).
(3)Represents the second highest annual leasing volume and annual rental rate growth (cash basis) in Company history.
(4)Refer to “New Class A development and redevelopment properties: summary of pipeline” of this Supplemental Information for additional details on total project costs.
(5)During the year ended December 31, 2022, we granted tenant concessions/free rent averaging 2.1 months with respect to the 8,405,587 RSF leased. Approximately 63% of the leases executed during the year ended December 31, 2022 did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	22

Contractual Lease Expirations
December 31, 2022

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2023 (2)	2,871,438	7.3%	$45.10	6.5%
2024	4,341,944	11.1%	$46.70	10.2%
2025	3,312,092	8.5%	$48.22	8.1%
2026	2,628,988	6.7%	$50.79	6.7%
2027	2,669,028	6.8%	$55.36	7.5%
2028	4,160,778	10.6%	$51.51	10.8%
2029	2,467,070	6.3%	$53.31	6.6%
2030	2,766,240	7.1%	$58.03	8.1%
2031	3,006,892	7.7%	$52.83	8.0%
2032	1,298,945	3.3%	$56.91	3.7%
Thereafter	9,613,205	24.6%	$48.72	23.8%

Market	2023 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)	2024 Contractual Lease Expirations (in RSF)					Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)	Remaining Expiring Leases(4)	Total

Greater Boston	61,091	83,346	323,110	428,905	896,452	$56.56	102,060	5,881	122,465	500,918	731,324	$73.74
San Francisco Bay Area	30,876	10,208	—	342,952	384,036	52.63	35,798	407,369	—	592,252	1,035,419	50.33
New York City	—	—	—	88,372	88,372	N/A	—	—	349,947	5,645	355,592	N/A
San Diego	184,287	124,745	—	426,615	735,647	33.50	—	—	580,021	394,852	974,873	31.10
Seattle	14,979	8,167	18,680	266,038	307,864	27.22	—	267,350	50,552	415,503	733,405	35.04
Maryland	6,674	115,454	—	131,735	253,863	35.41	—	3,555	—	62,016	65,571	25.15
Research Triangle	81,956	15,043	—	77,286	174,285	33.08	15,519	—	—	194,008	209,527	52.01
Texas	—	—	—	—	—	—	—	—	126,034	72,938	198,972	33.91
Canada	13,321	—	—	2,484	15,805	28.89	—	—	—	6,786	6,786	24.38
Non-cluster/other markets	—	—	—	15,114	15,114	41.42	—	—	—	30,475	30,475	65.74
Total	393,184	356,963	341,790	1,779,501	2,871,438	$45.10	153,377	684,155	1,229,019	2,275,393	4,341,944	$46.70
Percentage of expiring leases	14%	12%	12%	62%	100%		4%	16%	28%	52%	100%

(1)Represents amounts in effect as of December 31, 2022.
(2)Excludes month-to-month leases aggregating 266,292 RSF as of December 31, 2022.
(3)Represents RSF targeted for future development or redevelopment upon expiration of existing in-place leases primarily related to recently acquired properties with an average contractual lease expiration date of January 7, 2023 and July 13, 2024 for 2023 and 2024, respectively, weighted by annual rental revenue. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)The largest remaining contractual expiration for 2023 and 2024 is 108,020 RSF in our Bothell submarket and 98,808 RSF in our Mission Bay submarket, respectively.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	23

Top 20 Tenants
December 31, 2022
(Dollars in thousands, except average market cap amounts)

90% of Top 20 Tenants Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	4.3		962,439	$69,870	3.5%	A2	A+	$156.1
2	Moderna, Inc.	13.8		908,340	51,926	2.6	—	—	$62.1
3	Eli Lilly and Company	6.2		743,267	49,890	2.5	A2	A+	$292.5
4	Takeda Pharmaceutical Company Limited	7.0		549,760	37,399	1.9	Baa2	BBB+	$45.0
5	Illumina, Inc.	7.6		891,495	36,204	1.8	Baa3	BBB	$40.2
6	Sanofi	7.6		434,648	34,104	1.7	A1	AA	$122.2
7	2seventy bio, Inc.(2)	10.7		312,805	33,617	1.7	—	—	$0.5
8	Novartis AG	5.6		447,831	30,749	1.5	A1	AA-	$206.3
9	TIBCO Software, Inc.	4.2	(3)	292,013	28,537	1.4	—	—	$—
10	Uber Technologies, Inc.	59.7	(4)	1,009,188	27,704	1.4	—	—	$57.7
11	Roche	6.5		417,011	27,188	1.4	Aa2	AA	$290.6
12	Amgen Inc.	3.5		503,832	24,680	1.2	Baa1	BBB+	$133.2
13	Pfizer Inc.	1.7		416,996	22,376	1.1	A1	A+	$280.1
14	Massachusetts Institute of Technology	6.1		257,626	21,438	1.1	Aaa	AAA	$—
15	Harvard University	2.0	(3)	286,580	20,086	1.0	Aaa	AAA	$—
16	Boston Children’s Hospital	13.8		269,816	20,066	1.0	Aa2	AA	$—
17	United States Government	7.3		315,908	19,660	1.0	Aaa	AA+	$—
18	New York University	8.9		203,500	19,241	1.0	Aa1	AA+	$—
19	Merck & Co., Inc.	11.3		300,930	18,913	0.9	A1	A+	$227.3
20	AstraZeneca PLC	3.8		348,363	18,641	0.9	A3	A	$195.1
	Total/weighted-average	9.4	(4)	9,872,348	$612,289	30.6%

(1)Based on total annual rental revenue in effect as of December 31, 2022. Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(2)Represents two leases in our Greater Boston and Seattle markets with in-place cash rents that are 20%–25% below current market. As of September 30, 2022, 2seventy bio, Inc. held $127.0 million of cash and cash equivalents.
(3)Includes leases at recently acquired properties with future development and redevelopment opportunities. The leases with these tenants were in place when we acquired the properties.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.1 years as of December 31, 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	24

Summary of Properties and Occupancy
December 31, 2022
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties		Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total			Total	% of Total	Per RSF
Greater Boston	11,450,547	1,546,965	1,200,173	14,197,685	30%	84		$731,010	36%	$67.58
San Francisco Bay Area	8,100,245	443,388	300,010	8,843,643	19	67		452,191	23	61.88
New York City	1,270,019	—	—	1,270,019	3	5		97,413	5	83.14
San Diego	8,099,957	254,771	—	8,354,728	18	94		330,713	16	42.79
Seattle	2,814,446	311,631	213,976	3,340,053	7	46		109,029	5	39.95
Maryland	3,459,475	282,000	91,134	3,832,609	8	50		115,347	6	35.12
Research Triangle	3,596,979	268,038	376,871	4,241,888	9	42		99,055	5	29.31
Texas	1,724,585	—	201,499	1,926,084	4	15		45,785	2	29.11
Canada	577,225	—	107,081	684,306	1	8		9,868	1	21.15
Non-cluster/other markets	382,960	—	—	382,960	1	11		14,554	1	50.70
Properties held for sale	297,284	—	—	297,284	—	10	(1)	2,476	—	N/A
North America	41,773,722	3,106,793	2,490,744	47,371,259	100%	432		$2,007,441	100%	$51.75
		5,597,537
(1)Represents properties held for sale in three submarkets, including eight contiguous properties aggregating 128,870 RSF in a non-core submarket.

Summary of occupancy

	Operating Properties			Operating and Redevelopment Properties
Market	12/31/22	9/30/22	12/31/21	12/31/22	9/30/22	12/31/21
Greater Boston	94.5%	94.4%	95.2%	85.5%	84.7%	83.2%
San Francisco Bay Area	96.7	96.2	93.0	93.3	92.8	92.6
New York City	92.3	96.5	98.4	92.3	92.3	91.0
San Diego	95.4	95.2	93.1	95.4	95.2	91.7
Seattle	97.0	97.1	95.6	90.1	90.2	88.5
Maryland	95.8	95.4	99.8	93.3	92.3	96.0
Research Triangle	94.0	93.5	94.6	85.0	84.5	86.1
Texas	91.2	78.4	N/A	81.6	69.9	N/A
Subtotal	95.1	94.5	94.9	89.9	88.9	89.1
Canada	80.8	93.0	78.6	68.2	78.5	78.6
Non-cluster/other markets	75.0	75.0	75.1	75.0	75.0	75.1
North America	94.8%	94.3%	94.0%	89.4%	88.6%	88.5%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	25

Property Listing
December 31, 2022
(Dollars in thousands)

Mega Campuses Encompass 68% of Our Operating Property RSF(1)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,449,354	—	403,892	2,853,246	11	$198,373	99.1%	85.1%
50(2), 60(2), 75/125(2), 100(2), and 225(2) Binney Street, 215 First Street, 150 Second Street, 300 Third Street(2), 11 Hurley Street, One Rogers Street, and 100 Edwin H. Land Boulevard
Mega Campus: Alexandria Center® at One Kendall Square	903,777	462,100	—	1,365,877	12	76,350	95.8	95.8
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Mega Campus: Alexandria Technology Square®	1,185,190	—	—	1,185,190	7	116,609	99.1	99.1
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	872,665	248,018	—	1,120,683	13	50,582	96.2	96.2
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street	533,327	—	—	533,327	5	24,241	97.6	97.6
99 Coolidge Avenue(2)	—	320,809	—	320,809	1	—	N/A	N/A
640 Memorial Drive	242,477	—	—	242,477	1	19,320	77.6	77.6
780 and 790 Memorial Drive	99,658	—	—	99,658	2	9,257	100.0	100.0
Cambridge/Inner Suburbs	6,286,448	1,030,927	403,892	7,721,267	52	494,732	97.3	91.4
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	1,267,572	170,043	—	1,437,615	2	94,904	92.9	92.9
401 Park Drive and 201 Brookline Avenue(2)
Seaport Innovation District
5 and 15(2) Necco Street	95,400	345,995	—	441,395	2	4,414	86.6	86.6
Mega Campus: 380 and 420 E Street	195,506	—	—	195,506	2	4,490	100.0	100.0
Seaport Innovation District	290,906	345,995	—	636,901	4	8,904	95.6	95.6
Route 128
Mega Campus: 40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street	638,651	—	342,412	981,063	5	38,439	100.0	65.1
Mega Campus: One Moderna Way	706,988	—	—	706,988	4	29,059	100.0	100.0
19, 225, and 235 Presidential Way	585,022	—	—	585,022	3	13,996	99.9	99.9
275 Grove Street	509,702	—	—	509,702	3	15,704	66.1	66.1
225, 266, and 275 Second Avenue	329,005	—	—	329,005	3	18,650	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	5,262	100.0	100.0
Route 128	2,851,698	—	342,412	3,194,110	19	121,110	93.9	83.8
Other	753,923	—	453,869	1,207,792	7	11,360	75.2	46.9
Greater Boston	11,450,547	1,546,965	1,200,173	14,197,685	84	$731,010	94.5%	85.5%

(1)Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	26

Property Listing (continued)
December 31, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,015,177	212,796	—	2,227,973	10	$98,444	100.0%	100.0%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,015,177	212,796	—	2,227,973	10	98,444	100.0	100.0
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,114,890	230,592	300,010	1,645,492	12	60,385	92.6	73.0
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: 213(1), 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	48,854	100.0	100.0
Mega Campus: 1122 and 1150 El Camino Real	725,172	—	—	725,172	2	10,948	97.8	97.8
Alexandria Center® for Life Science – South San Francisco	504,551	—	—	504,551	3	37,153	100.0	100.0
201 Haskins Way and 400 and 450 East Jamie Court
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,834	100.0	100.0
South San Francisco	3,523,859	230,592	300,010	4,054,461	24	172,854	97.2	89.6
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	739,192	—	—	739,192	9	49,953	97.3	97.3
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,742	—	—	703,742	9	65,349	100.0	100.0
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3875 Fabian Way	228,000	—	—	228,000	1	9,402	100.0	100.0
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	338,751	—	—	338,751	5	20,926	73.8	73.8
2100, 2200, 2300, and 2400 Geng Road	196,276	—	—	196,276	4	8,448	70.7	70.7
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	194,503	—	—	194,503	3	18,040	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3350 West Bayshore Road	61,537	—	—	61,537	1	4,518	99.9	99.9
Greater Stanford	2,561,209	—	—	2,561,209	33	180,893	93.5	93.5
San Francisco Bay Area	8,100,245	443,388	300,010	8,843,643	67	452,191	96.7	93.3

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	71,779	94.2	94.2
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	18,638	100.0	100.0
Alexandria Center® for Life Science – Long Island City	179,100	—	—	179,100	1	6,996	69.1	69.1
30-02 48th Avenue
New York City	1,270,019	—	—	1,270,019	5	$97,413	92.3%	92.3%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	27

Property Listing (continued)
December 31, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Mega Campus: One Alexandria Square and One Alexandria North	904,883	—	—	904,883	10	$53,236	99.9%	99.9%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10975 and 11119 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	298,863	—	—	298,863	3	15,747	100.0	100.0
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	213,900	—	—	213,900	4	11,297	88.1	88.1
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,417,646	—	—	1,417,646	17	80,280	98.2	98.2
University Town Center
Mega Campus: Campus Point by Alexandria(1)	1,662,342	—	—	1,662,342	11	75,970	97.7	97.7
9880(2), 10010(2), 10140(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4161, 4224, 4242, and 4275(2) Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
Mega Campus: University District	415,462	—	—	415,462	7	18,641	100.0	100.0
9625 Towne Centre Drive(1), 4755, 4757, and 4767 Nexus Center Drive, 4796 Executive Drive, 8505 Costa Verde Boulevard, and 4260 Nobel Drive
University Town Center	2,870,491	—	—	2,870,491	24	124,589	98.7	98.7
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	1,059,754	254,771	—	1,314,525	15	43,387	94.1	94.1
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10075, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	803,319	—	—	803,319	7	23,993	89.0	89.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	8,106	88.6	88.6
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	244,083	—	—	244,083	3	10,226	100.0	100.0
10102 Hoyt Park Drive and 10256 and 10260 Meanley Drive
ARE Portola	101,857	—	—	101,857	3	3,880	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	3,853	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,521	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,772	100.0	100.0
Sorrento Mesa	3,250,866	254,771	—	3,505,637	40	$109,259	93.5%	93.5%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	28

Property Listing (continued)
December 31, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Valley
3911, 3931, 3985, 4025, and 4045 Sorrento Valley Boulevard	131,698	—	—	131,698	5	$3,930	75.7%	75.7%
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	119,513	—	—	119,513	6	4,312	100.0	100.0
Sorrento Valley	251,211	—	—	251,211	11	8,242	87.3	87.3
Other	309,743	—	—	309,743	2	8,343	79.5	79.5
San Diego	8,099,957	254,771	—	8,354,728	94	330,713	95.4	95.4

Seattle
Lake Union
Mega Campus: The Eastlake Life Science Campus by Alexandria	937,290	311,631	—	1,248,921	9	56,305	97.4	97.4
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union
400(1) and 601 Dexter Avenue North	309,434	—	—	309,434	2	15,494	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,935	100.0	100.0
Lake Union	1,277,429	311,631	—	1,589,060	12	73,734	98.1	98.1
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,691	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	3,147	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,849	—	—	36,849	2	1,613	100.0	100.0
Elliott Bay	84,595	—	—	84,595	3	4,760	100.0	100.0
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	1,060,958	—	—	1,060,958	22	23,042	96.7	96.7
22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030, 22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522, 22722, and 22745 29th Drive Southeast, 21540, 22213, and 22309 30th Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street Southeast
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	246,647	—	213,976	460,623	6	4,657	97.3	52.1
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,307,605	—	213,976	1,521,581	28	27,699	96.8	83.2
Other	102,437	—	—	102,437	2	1,145	93.5	93.5
Seattle	2,814,446	311,631	213,976	3,340,053	46	$109,029	97.0%	90.1%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	29

Property Listing (continued)
December 31, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,090,102	282,000	61,322	1,433,424	19	$49,353	99.0%	93.7%
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 Darnestown Road
1330 Piccard Drive	131,511	—	—	131,511	1	4,034	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	2,631	62.8	62.8
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,999	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,530	100.0	100.0
Rockville	1,592,378	282,000	61,322	1,935,700	27	64,179	96.6	93.0
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	613,438	—	—	613,438	9	17,359	98.6	98.6
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,324	—	—	486,324	7	17,632	96.5	96.5
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	50,738	—	29,812	80,550	1	2,035	100.0	63.0
401 Professional Drive	63,154	—	—	63,154	1	1,918	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,291,604	—	29,812	1,321,416	20	41,385	98.0	95.8
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,951	100.0	100.0
101 West Dickman Street(1)	135,423	—	—	135,423	1	705	51.1	51.1
Beltsville	327,307	—	—	327,307	2	3,656	79.8	79.8
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,459,475	282,000	91,134	3,832,609	50	$115,347	95.8%	93.3%

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	30

Property Listing (continued)
December 31, 2022
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	1,880,185	—	376,871	2,257,056	16	$37,681	93.2%	77.6%
6, 8, 10, 12, 14, 40, 41, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle	350,267	180,000	—	530,267	5	15,869	93.9	93.9
4, 6, 8, 10, and 12 Davis Drive
Alexandria Center® for AgTech	342,881	—	—	342,881	2	15,315	94.1	94.1
5 and 9 Laboratory Drive
104, 108, 110, 112, and 114 TW Alexander Drive	227,902	—	—	227,902	5	7,375	94.3	94.3
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	4,009	94.1	94.1
100, 800, and 801 Capitola Drive
6040 George Watts Hill Drive	61,547	88,038	—	149,585	2	2,148	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,729	—	—	136,729	3	3,963	97.2	97.2
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	104,531	—	—	104,531	1	4,422	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,072	74.3	74.3
5 Triangle Drive	32,120	—	—	32,120	1	1,147	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	759	100.0	100.0
Research Triangle	3,596,979	268,038	376,871	4,241,888	42	99,055	94.0	85.0

Texas
Austin
Mega Campus: Intersection Campus	1,525,613	—	—	1,525,613	12	39,039	90.0	90.0
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	6,746	100.0	100.0
Austin	1,724,585	—	—	1,724,585	14	45,785	90.0	90.0
Greater Houston
8800 Technology Forest Place	—	—	201,499	201,499	1	—	N/A	—
Texas	1,724,585	—	201,499	1,926,084	15	45,785	91.2	81.6

Canada	577,225	—	107,081	684,306	8	9,868	80.8	68.2

Non-cluster/other markets	382,960	—	—	382,960	11	14,554	75.0	75.0

North America, excluding properties held for sale	41,476,438	3,106,793	2,490,744	47,073,975	422	2,004,965	94.8%	89.4%

Properties held for sale	297,284	—	—	297,284	10	2,476	34.0%	34.0%

Total – North America	41,773,722	3,106,793	2,490,744	47,371,259	432	$2,007,441

Refer to “New Class A development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	31

Investments in Real Estate
December 31, 2022

Refer to “Net operating income” in the “Definitions and reconciliations” of our Supplemental Information for additional details and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)As of December 31, 2022. Represents projects under construction aggregating 5.6 million RSF and seven near-term projects aggregating 2.0 million RSF expected to commence construction during the next four quarters.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	32

Investments in Real Estate
December 31, 2022
(Dollars in thousands)

		Development and Redevelopment
	Operating	Under Construction	Near Term		Intermediate Term	Future	Subtotal	Total
Investments in real estate
Gross book value as of December 31, 2022(1)	$25,568,121	$4,055,353	$1,738,913		$918,528	$2,002,541	$8,715,335	$34,283,456

Square footage
Operating	41,773,722	—	—		—	—	—	41,773,722
New Class A development and redevelopment properties	—	5,597,537	6,248,830	(2)	4,780,268	20,716,308	37,342,943	37,342,943
Value-creation square feet currently included in rental properties(3)	—	—	(656,378)		(434,776)	(3,459,383)	(4,550,537)	(4,550,537)
Total square footage	41,773,722	5,597,537	5,592,452		4,345,492	17,256,925	32,792,406	74,566,128

(1)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.
(2)Includes 2.0 million RSF currently 88% leased and expected to commence construction in the next four quarters. Refer to “New Class A development and redevelopment properties: current projects” for additional details.
(3)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	33

New Class A Development and Redevelopment Properties: Recent Deliveries
December 31, 2022

The Arsenal on the Charles	201 Brookline Avenue	201 Haskins Way	825 and 835 Industrial Road
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Fenway	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ Greater Stanford
387,678 RSF	340,073 RSF	323,190 RSF	526,129 RSF
96% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

Industrial Rd
Commercial St
ALEXANDRIA CENTER
FOR LIFE SCIENCE

3160 Porter Drive	30-02 48th Avenue	3115 Merryfield Row	10055 Barnes Canyon Road
San Francisco Bay Area/ Greater Stanford	New York City/New York City	San Diego/Torrey Pines	San Diego/Sorrento Mesa
92,300 RSF	137,187 RSF	146,456 RSF	195,435 RSF
83% Occupancy	69% Occupancy	93% Occupancy	100% Occupancy

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	34

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)

December 31, 2022

10102 Hoyt Park Drive	5505 Morehouse Drive	9601 and 9603 Medical Center Drive	9950 Medical Center Drive
San Diego/Sorrento Mesa	San Diego/Sorrento Mesa	Maryland/Rockville	Maryland/Rockville
144,113 RSF	79,945 RSF	34,589 RSF	84,264 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

20400 Century Boulevard	2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive(1)	5 and 9 Laboratory Drive(2)	8 and 10 Davis Drive(3)
Maryland/Gaithersburg	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
50,738 RSF	326,445 RSF	342,881 RSF	250,000 RSF
100% Occupancy	100% Occupancy	94% Occupancy	94% Occupancy

(1)Image represents 2400 Ellis Road in our Alexandria Center® for Life Science – Durham mega campus.
(2)Image represents 9 Laboratory Drive in our Alexandria Center® for AgTech campus.
(3)Image represents 10 Davis Drive in our Alexandria Center® for Advanced Technologies – Research Triangle mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	35

New Class A Development and Redevelopment Properties: Recent Deliveries (continued)

December 31, 2022
(Dollars in thousands)

Deliveries in 4Q22 commenced $28 million in annual net operating income

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service						Occupancy Percentage(2)	Total Project		Unlevered Yields
	4Q22 Delivery Date(1)		Prior to 1/1/22	1Q22	2Q22	3Q22	4Q22	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
										RSF	Investment
Development projects
201 Brookline Avenue/Greater Boston/Fenway	11/3/22	98.8%	—	—	—	261,990	78,083	340,073	100%	510,116	$734,000	7.2%	6.2%
201 Haskins Way/San Francisco Bay Area/South San Francisco	N/A	100%	270,879	52,311	—	—	—	323,190	100%	323,190	367,000	6.3	6.0
825 and 835 Industrial Road/San Francisco Bay Area/Greater Stanford	N/A	100%	476,211	49,918	—	—	—	526,129	100%	526,129	631,000	6.7	6.5
3115 Merryfield Row/San Diego/Torrey Pines	N/A	100%	—	146,456	—	—	—	146,456	93%	146,456	150,000	6.3	6.2
10055 Barnes Canyon Road/San Diego/Sorrento Mesa	11/21/22	50.0%	—	—	110,454	9,473	75,508	195,435	100%	195,435	189,000	7.2	6.7
10102 Hoyt Park Drive/San Diego/Sorrento Mesa	11/15/22	100%	—	—	—	—	144,113	144,113	100%	144,113	114,000	7.4	6.8
9950 Medical Center Drive/Maryland/Rockville	N/A	100%	—	84,264	—	—	—	84,264	100%	84,264	57,000	8.9	7.8
5 and 9 Laboratory Drive/Research Triangle/Research Triangle	12/21/22	100%	267,509	11,211	—	1,485	62,676	342,881	94%	342,881	221,000	6.9	7.0
8 and 10 Davis Drive/Research Triangle/ Research Triangle	N/A	100%	65,247	44,980	139,773	—	—	250,000	94%	250,000	159,000	7.6	7.3

Redevelopment projects
The Arsenal on the Charles/Greater Boston/Cambridge/Inner Suburbs	12/31/22	100%	137,111	99,796	50,663	43,351	56,757	387,678	96%	872,665	834,000	6.3	5.6
3160 Porter Drive/San Francisco Bay Area/Greater Stanford	N/A	100%	57,696	34,604	—	—	—	92,300	83%	92,300	117,000	4.6	4.6
30-02 48th Avenue/New York City/New York City	12/31/22	100%	41,848	11,092	18,689	10,197	55,361	137,187	69%	179,100	248,000	5.8	6.0
5505 Morehouse Drive/San Diego/Sorrento Mesa	N/A	100%	28,324	—	51,621	—	—	79,945	100%	79,945	68,000	7.1	7.2
9601 and 9603 Medical Center Drive/Maryland/Rockville	11/17/22	100%	17,378	—	—	—	17,211	34,589	100%	95,911	54,000	8.4	7.1
20400 Century Boulevard/Maryland/Gaithersburg	10/17/22	100%	—	32,033	4,194	6,465	8,046	50,738	100%	80,550	35,000	8.5	8.6
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive/Research Triangle/Research Triangle	N/A	100%	326,445	—	—	—	—	326,445	100%	703,316	337,000	7.5	6.7
Weighted average/total	11/18/22		1,688,648	566,665	375,394	332,961	497,755	3,461,423		4,626,371	$4,315,000	6.8%	6.3%

Refer to “New Class A development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)Relates to total operating RSF placed in service as of the most recent delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	36

New Class A Development and Redevelopment Properties: Current Projects
December 31, 2022

325 Binney Street	One Rogers Street	99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	201 Brookline Avenue
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway
462,100 RSF	403,892 RSF	320,809 RSF	248,018 RSF	170,043 RSF
100% Leased	100% Leased	36% Leased/Negotiating	85% Leased/Negotiating	98% Leased/Negotiating

15 Necco Street	40, 50, and 60 Sylvan Road(2)	1450 Owens Street	651 Gateway Boulevard	751 Gateway Boulevard
Greater Boston/ Seaport Innovation District	Greater Boston/Route 128	San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco
345,995 RSF	202,428 RSF	212,796 RSF	300,010 RSF	230,592 RSF
97% Leased/Negotiating	61% Leased/Negotiating	—% Leased/Negotiating	7% Leased/Negotiating	100% Leased

(1)Image represents 500 North Beacon Street in our The Arsenal on the Charles mega campus.
(2)Image represents 50 Sylvan Road.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	37

New Class A Development and Redevelopment Properties: Current Projects (continued)
December 31, 2022

10075 Barnes Canyon Road	1150 Eastlake Avenue East	9810 Darnestown Road	9808 Medical Center Drive
San Diego/Sorrento Mesa	Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville
254,771 RSF	311,631 RSF	192,000 RSF	90,000 RSF
—% Leased/Negotiating	89% Leased/Negotiating	100% Leased	73% Leased/Negotiating

9601 and 9603 Medical Center Drive	2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive(1)	4 Davis Drive	6040 George Watts Hill Drive, Phase II
Maryland/Rockville	Research Triangle/Research Triangle	Research Triangle/Research Triangle	Research Triangle/Research Triangle
61,322 RSF	376,871 RSF	180,000 RSF	88,038 RSF
100% Leased	86% Leased/Negotiating	6% Leased/Negotiating	100% Leased

(1)Image represents 41 Moore Drive in our Alexandria Center® for Life Science – Durham mega campus.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	38

New Class A Development and Redevelopment Properties: Current Projects (continued)
December 31, 2022

Market Property/Submarket		Square Footage			Percentage			Occupancy(1)
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating		Initial	Stabilized
Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	Dev	—	462,100	462,100	100%	100%		2023	2024
One Rogers Street/Cambridge/Inner Suburbs	Redev	4,367	403,892	408,259	100	100		2023	2023
99 Coolidge Avenue/Cambridge/Inner Suburbs	Dev	—	320,809	320,809	36	36		2024	2025
500 North Beacon Street and 4 Kingsbury Avenue/Cambridge/Inner Suburbs	Dev	—	248,018	248,018	85	85		2024	2025
201 Brookline Avenue/Fenway	Dev	340,073	170,043	510,116	97	98		3Q22	2023
15 Necco Street/Seaport Innovation District	Dev	—	345,995	345,995	97	97		2024	2024
40, 50, and 60 Sylvan Road/Route 128	Redev	312,845	202,428	515,273	61	61		2023	2024
840 Winter Street/Route 128	Redev	28,230	139,984	168,214	100	100		2024	2024
Other	Redev	—	453,869	453,869	—	—	(2)	2023	2025
San Francisco Bay Area
1450 Owens Street/Mission Bay	Dev	—	212,796	212,796	—	—	(2)	2024	2025
651 Gateway Boulevard/South San Francisco	Redev	—	300,010	300,010	7	7	(2)	2023	2025
751 Gateway Boulevard/South San Francisco	Dev	—	230,592	230,592	100	100		2023	2023
San Diego
10075 Barnes Canyon Road/Sorrento Mesa	Dev	—	254,771	254,771	—	—	(2)	2024	2025
Seattle
1150 Eastlake Avenue East/Lake Union	Dev	—	311,631	311,631	89	89		2023	2024
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	Redev	246,647	213,976	460,623	84	84		2023	2024
Maryland
9810 Darnestown Road/Rockville	Dev	—	192,000	192,000	100	100		2024	2024
9808 Medical Center Drive/Rockville	Dev	—	90,000	90,000	29	73		2023	2024
9601 and 9603 Medical Center Drive/Rockville	Redev	34,589	61,322	95,911	100	100		4Q21	2023
20400 Century Boulevard/Gaithersburg	Redev	50,738	29,812	80,550	100	100		1Q22	2023
Research Triangle
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive/ Research Triangle	Redev	326,445	376,871	703,316	86	86		2Q21	2024
4 Davis Drive/Research Triangle	Dev	—	180,000	180,000	—	6	(2)	2023	2024
6040 George Watts Hill Drive, Phase II/Research Triangle	Dev	—	88,038	88,038	100	100		2024	2024
Texas
8800 Technology Forest Place/Greater Houston	Redev	—	201,499	201,499	23	23		2023	2024
Canada
Canada	Redev	22,992	107,081	130,073	71	81		2023	2024
		1,366,926	5,597,537	6,964,463	67%	68%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Multi-tenant projects may have occupancy by tenants over a period of time. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.
(2)This project is focused on demand from our existing tenants in our adjacent properties/campuses and will also address demand from other non-Alexandria properties/campuses.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	39

New Class A Development and Redevelopment Properties: Current Projects (continued)

December 31, 2022

Market Property/Submarket		Square Footage			Percentage
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating
Near-term projects expected to commence construction in the next four quarters
San Francisco Bay Area
230 Harriet Tubman Way/South San Francisco	Dev	—	285,346	285,346	100%	100%
San Diego
11255 and 11355 North Torrey Pines Road/Torrey Pines	Dev	—	309,094	309,094	100	100
10931 and 10933 North Torrey Pines Road/Torrey Pines	Dev	—	299,158	299,158	100	100
Campus Point by Alexandria, Phase II/University Town Center	Dev	—	426,927	426,927	100	100
Campus Point by Alexandria, Phase I/University Town Center	Dev	—	171,102	171,102	100	100
Seattle
701 Dexter Avenue North/Lake Union	Dev	—	226,586	226,586	—	—	(1)
Maryland
9820 Darnestown Road/Rockville	Dev	—	250,000	250,000	100	100
		—	1,968,213	1,968,213	88	88
Total		1,366,926	7,565,750	8,932,676	72%	72%

(1)This project was initiated due to demand from neighboring tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	40

New Class A Development and Redevelopment Properties: Current Projects (continued)
December 31, 2022
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Market Property/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
Greater Boston
325 Binney Street/Cambridge/Inner Suburbs	100%	$—	$477,206	$413,794		$891,000		8.5%	7.2%
One Rogers Street/Cambridge/Inner Suburbs	100%	10,814	1,040,421	154,765		1,206,000		5.2%	4.2%
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	—	174,817	TBD
500 North Beacon Street and 4 Kingsbury Avenue/Cambridge/Inner Suburbs	100%	—	156,299	270,701		427,000		6.2%	5.5%
201 Brookline Avenue/Fenway	98.8%	482,455	208,188	43,357		734,000		7.2%	6.2%
15 Necco Street/Seaport Innovation District	90.0%	—	339,207	227,793		567,000		6.7%	5.5%
40, 50, and 60 Sylvan Road/Route 128	100%	173,686	151,887	TBD
840 Winter Street/Route 128	100%	13,642	99,117	95,241		208,000		7.5%	6.5%
Other	100%	—	128,736	TBD
San Francisco Bay Area
1450 Owens Street/Mission Bay	59.7%	—	122,012	TBD
651 Gateway Boulevard/South San Francisco	50.0%	—	182,941
751 Gateway Boulevard/South San Francisco	51.0%	—	171,315	118,685		290,000		6.5%	6.3%
San Diego
10075 Barnes Canyon Road/Sorrento Mesa	50.0%	—	51,389	TBD
Seattle
1150 Eastlake Avenue East/Lake Union	100%	—	213,339	191,661		405,000		6.4%	6.2%
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	59,309	99,001	70,690		229,000		6.3%	6.2%
Maryland
9810 Darnestown Road/Rockville	100%	—	78,508	54,492		133,000		6.9%	6.2%
9808 Medical Center Drive/Rockville	100%	—	51,050	TBD
9601 and 9603 Medical Center Drive/Rockville	100%	18,187	30,907	4,906		54,000		8.4%	7.1%
20400 Century Boulevard/Gaithersburg	100%	21,185	7,584	6,231		35,000		8.5%	8.6%
Research Triangle
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive/Research Triangle	100%	93,858	121,944	121,198		337,000		7.5%	6.7%
4 Davis Drive/Research Triangle	100%	—	38,090	TBD
6040 George Watts Hill Drive, Phase II/Research Triangle	100%	—	20,583	43,417		64,000		8.0%	7.0%
Texas
8800 Technology Forest Place/Greater Houston	100%	—	73,436	TBD
Canada
Canada	100%	3,154	17,376	TBD

		$876,290	$4,055,353	$3,690,000	(1)	$8,620,000	(1)
(1)Amounts rounded to the nearest $10 million and include preliminary estimated amounts for projects listed as TBD.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	41

New Class A Development and Redevelopment Properties: Current Projects (continued)

December 31, 2022
(Dollars in thousands)

	Our Ownership Interest	At 100%
Market Property/Submarket		In Service	CIP	Cost to Complete		Total at Completion

Near-term projects expected to commence construction in the next four quarters
San Francisco Bay Area				TBD
230 Harriet Tubman Way/South San Francisco	45.3%	$—	$110,278
San Diego
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	—	126,748
10931 and 10933 North Torrey Pines Road/Torrey Pines	100%	—	83,241
Campus Point by Alexandria, Phase II/University Town Center	55.0%	—	53,495
Campus Point by Alexandria, Phase I/University Town Center	55.0%	—	46,821
Seattle
701 Dexter Avenue North/Lake Union	100%	—	124,303
Maryland
9820 Darnestown Road/Rockville	100%	—	38,952

		—	583,838	1,830,000	(1)	2,420,000	(1)
Total		$876,290	$4,639,191	$5,520,000	(1)	$11,040,000	(1)

Our share of investment(2)				$4,660,000	(1)	$9,730,000	(1)

(1)Amounts rounded to the nearest $10 million and include preliminary estimated amounts for projects listed as TBD.
(2)Represents our share of investment based on our ownership percentages at the completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	42

New Class A Development and Redevelopment Properties: Summary of Pipeline
December 31, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

Greater Boston
Mega Campus: Alexandria Center® at One Kendall Square/Cambridge/ Inner Suburbs	100%	$477,206	462,100	—	—	—	462,100
325 Binney Street
Mega Campus: Alexandria Center® at Kendall Square/Cambridge/ Inner Suburbs	100%	1,097,991	403,892	104,500	—	41,955	550,347
One Rogers Street and 100 Edwin H. Land Boulevard
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	174,817	320,809	—	—	—	320,809
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	167,226	248,018	—	—	342,603	590,621
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
Mega Campus: Alexandria Center® for Life Science – Fenway/Fenway	(2)	524,791	170,043	507,997	—	—	678,040
201 Brookline Avenue and 421 Park Drive
15 Necco Street/Seaport Innovation District	90.0%	339,207	345,995	—	—	—	345,995
Mega Campus: 40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street/Route 128	100%	308,205	342,412	341,075	—	515,000	1,198,487
275 Grove Street/Route 128	100%	—	—	160,251	—	—	160,251
10 Necco Street/Seaport Innovation District	100%	98,667	—	—	175,000	—	175,000
215 Presidential Way/Route 128	100%	6,808	—	—	112,000	—	112,000
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	77,582	—	—	—	902,000	902,000
446, 458, and 550 Arsenal Street
Mega Campus: Alexandria Technology Square®/Cambridge/Inner Suburbs	100%	7,881	—	—	—	100,000	100,000
Mega Campus: 380 and 420 E Street/Seaport Innovation District	100%	125,786	—	—	—	1,000,000	1,000,000
99 A Street/Seaport Innovation District	100%	49,800	—	—	—	235,000	235,000
Mega Campus: One Moderna Way/Route 128	100%	24,686	—	—	—	1,100,000	1,100,000
Other value-creation projects	100%	202,708	453,869	260,992	—	449,549	1,164,410
		$3,683,361	2,747,138	1,374,815	287,000	4,686,107	9,095,060

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 98.8% ownership interest in 201 Brookline Avenue aggregating 170,043 RSF, which is currently under construction, and a 100% ownership interest in the near-term development project at 421 Park Drive aggregating 507,997 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	43

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term		Future	Total(1)

San Francisco Bay Area
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	59.7%	$122,012	212,796	—	—		—	212,796
1450 Owens Street
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	(2)	378,730	530,602	—	—		291,000	821,602
651 and 751 Gateway Boulevard
Alexandria Center® for Life Science – Millbrae/South San Francisco	45.3%	252,173	—	633,747	—		—	633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
3825 and 3875 Fabian Way/Greater Stanford	100%	137,076	—	—	250,000		228,000	478,000
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	397,323	—	105,000	700,000		692,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
901 California Avenue/Greater Stanford	100%	11,698	—	56,924	—		—	56,924
Mega Campus: 88 Bluxome Street/SoMa	100%	348,135	—	1,070,925	—		—	1,070,925
Mega Campus: 1122, 1150, and 1178 El Camino Real/South San Francisco	100%	350,590	—	—	—		1,930,000	1,930,000
Mega Campus: 211(3), 213(3), 249, 259, 269, and 279 East Grand Avenue/ South San Francisco	100%	6,655	—	—	—		90,000	90,000
211 East Grand Avenue
Other value-creation projects	100%	—	—	—	—		25,000	25,000
		2,004,392	743,398	1,866,596	950,000		3,256,830	6,816,824
New York City
Mega Campus: Alexandria Center® for Life Science – New York City/ New York City	100%	133,505	—	—	550,000	(4)	—	550,000
219 East 42nd Street/New York City	100%	—	—	—	579,947		—	579,947
		$133,505	—	—	1,129,947		—	1,129,947

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We own a 50.0% ownership interest in 651 Gateway Boulevard aggregating 300,010 RSF and a 51.0% ownership interest in 751 Gateway Boulevard aggregating 230,592 RSF.
(3)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(4)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building of approximately 550,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	44

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

San Diego
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	$116,330	254,771	—	160,000	333,845	748,616
9805 Scranton Road and 10065 and 10075 Barnes Canyon Road
Mega Campus: One Alexandria Square and One Alexandria North/Torrey Pines	100%	262,456	—	608,252	125,280	—	733,532
10931, 10933, 11255, and 11355 North Torrey Pines Road and 10975 and 10995 Torreyana Road
Mega Campus: Campus Point by Alexandria/University Town Center	55.0%	259,044	—	598,029	—	1,074,445	1,672,474
10010(2), 10140(2), and 10260 Campus Point Drive and 4110, 4150, 4161, and 4275(2) Campus Point Court
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	43,100	—	200,000	509,000	1,089,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Scripps Science Park by Alexandria/Sorrento Mesa	100%	69,978	—	105,000	175,041	164,000	444,041
10048 and 10219 Meanley Drive, and 10277 Scripps Ranch Boulevard
Mega Campus: University District/University Town Center	100%	143,990	—	—	937,000	—	937,000
9363, 9373, and 9393 Towne Centre Drive, 8410-8750 Genesee Avenue, and 4282 Esplanade Court
Pacific Technology Park/Sorrento Mesa	50.0%	21,981	—	—	149,000	—	149,000
9444 Waples Street
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	16,652	—	—	—	451,832	451,832
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	21,282	—	—	—	247,000	247,000
Other value-creation projects	100%	68,606	—	—	—	475,000	475,000
		1,023,419	254,771	1,511,281	2,055,321	3,836,037	7,657,410
Seattle
Mega Campus: The Eastlake Life Science Campus by Alexandria/ Lake Union	100%	213,339	311,631	—	—	—	311,631
1150 Eastlake Avenue East
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	99,001	213,976	50,552	—	—	264,528
3301, 3555, and 3755 Monte Villa Parkway
Mega Campus: Alexandria Center® for Life Science – South Lake Union/ Lake Union	(3)	377,870	—	1,095,586	—	188,400	1,283,986
601 and 701 Dexter Avenue North and 800 Mercer Street
830 and 1010 4th Avenue South/SoDo	100%	$53,937	—	—	—	597,313	597,313

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 100% ownership interest in this property.
(3)We have a 100% ownership interest in 601 and 701 Dexter Avenue North aggregating 414,986 SF and a 60% ownership interest in the near-term development project at 800 Mercer Street aggregating 869,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	45

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Under Construction	Near Term	Intermediate Term	Future	Total(1)

Seattle (continued)
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	$14,059	—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	84,369	—	—	—	691,000	691,000
		842,575	525,607	1,146,138	—	1,706,713	3,378,458
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	218,117	343,322	250,000	258,000	38,000	889,322
9601, 9603, and 9808 Medical Center Drive and 9810, 9820, and 9830 Darnestown Road
20400 Century Boulevard/Gaithersburg	100%	7,584	29,812	—	—	—	29,812
		225,701	373,134	250,000	258,000	38,000	919,134
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham/ Research Triangle	100%	271,547	376,871	—	—	2,060,000	2,436,871
40 and 41 Moore Drive and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle/Research Triangle	100%	74,801	180,000	—	—	990,000	1,170,000
4 and 12 Davis Drive
6040 George Watts Hill Drive, Phase II/Research Triangle	100%	20,583	88,038	—	—	—	88,038
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	100,290	—	100,000	100,000	855,000	1,055,000
3029 East Cornwallis Road
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive/Research Triangle	100%	51,083	—	—	—	750,000	750,000
Other value-creation projects	100%	4,185	—	—	—	76,262	76,262
		$522,489	644,909	100,000	100,000	4,731,262	5,576,171
Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	46

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
December 31, 2022
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Under Construction	Near Term	Intermediate Term	Future	Total(1)

Texas
8800 Technology Forest Place/Greater Houston	100%	$84,514		201,499	—	—	116,287	317,786
1020 Red River Street/Austin	100%	9,197		—	—	—	177,072	177,072
Other value-creation projects	100%	127,618		—	—	—	1,694,000	1,694,000
		221,329		201,499	—	—	1,987,359	2,188,858
Canada	100%	17,376		107,081	—	—	124,000	231,081
Other value-creation projects	100%	41,188		—	—	—	350,000	350,000
Total pipeline as of December 31, 2022		$8,715,335	(2)	5,597,537	6,248,830	4,780,268	20,716,308	37,342,943

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Total square footage includes 4,550,537 RSF of buildings currently in operation that we intend to demolish or redevelop and commence future construction. Refer to “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Total book value includes $4.1 billion of projects currently under construction that are 68% leased/negotiating. We also expect to commence construction on seven near-term projects aggregating $583.8 million, which are 88% leased, in the next four quarters.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	47

Construction Spending
December 31, 2022
(In thousands)

Year Ended December 31, 2022
Construction Spending
Additions to real estate – consolidated projects	$3,307,313
Investments in unconsolidated real estate joint ventures	1,442
Contributions from noncontrolling interests	(320,057)
Construction spending (cash basis)	2,988,698
Change in accrued construction	102,801
Construction spending	$3,091,499

	Year Ending December 31, 2023
Projected Construction Spending
Development, redevelopment, and pre-construction projects	$3,549,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(794,000)	(1)
Revenue-enhancing and repositioning capital expenditures	160,000
Non-revenue-enhancing capital expenditures	60,000
Guidance midpoint	$2,975,000
(1)Approximately 55% of this amount represents contractual funding commitments from our existing consolidated real estate joint ventures, and the remaining amount is from projected new real estate joint ventures.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	48

Joint Venture Financial Information
December 31, 2022

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,106
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		1,005,989
1450 Owens Street	San Francisco Bay Area	Mission Bay	40.3%	(4)	—	(2)
601, 611, 651, 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		789,567
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		—	(2)
211 and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	54.7%		—
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(5)	San Diego	University Town Center	45.0%		1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	49.9%		163,648
SD Tech by Alexandria(6)	San Diego	Sorrento Mesa	50.0%		876,869
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(7)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,218
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(8)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(9)	(10)
1450 Research Boulevard	Maryland	Rockville	73.2%	(11)	42,679
101 West Dickman Street	Maryland	Beltsville	57.9%	(11)	135,423

(1)In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in three other real estate joint ventures in North America.
(2)Represents a property currently under construction. Refer to “New Class A development and redevelopment properties: current projects” for additional details.
(3)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(4)The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes 100% of the remaining cost to complete the project over time.
(5)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4150, 4161, 4224, and 4242 Campus Point Court.
(6)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(7)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(8)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(9)Represents our ownership interest; our voting interest is limited to 50%.
(10)Represents a joint venture with a distinguished retail real estate developer for a retail shopping center aggregating 84,837 RSF.
(11)Represents a joint venture with a local real estate operator in which our partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.

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Joint Venture Financial Information (continued)
December 31, 2022
(In thousands)

	As of December 31, 2022
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$3,392,839	$114,664
Cash, cash equivalents, and restricted cash	129,186	4,729
Other assets	386,667	11,346
Secured notes payable (refer to page 54)	(14,599)	(87,694)
Other liabilities	(183,233)	(4,610)
Redeemable noncontrolling interests	(9,612)	—
	$3,701,248	$38,435

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2022		December 31, 2022
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Total revenues	$102,013	$366,794	$2,689	$11,130
Rental operations	(31,176)	(109,358)	(753)	(3,197)
	70,837	257,436	1,936	7,933
General and administrative	(372)	(1,594)	(10)	(106)
Interest	(15)	(15)	(772)	(3,516)
Depreciation and amortization of real estate assets	(29,702)	(107,591)	(982)	(3,666)
Fixed returns allocated to redeemable noncontrolling interests(1)	201	805	—	—
	$40,949	$149,041	$172	$645

Straight-line rent and below-market lease revenue	$3,858	$15,776	$274	$1,136
Funds from operations(2)	$70,651	$256,632	$1,154	$4,311

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of this Supplemental Information for the definition and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
December 31, 2022
(Dollars in thousands)

We hold strategic investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. The tables below summarize components of our non-real estate investments and investment income. For additional details, refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information.

	December 31, 2022
	Three Months Ended		Year Ended		Year Ended December 31, 2021
Realized gains	$4,464	(1)	$80,435	(1)	$215,845	(2)
Unrealized (losses) gains	(24,117)		(412,193)		43,632
Investment (loss) income	$(19,653)		$(331,758)		$259,477

	December 31, 2022
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount

Publicly traded companies	$210,986		$96,271	$(100,118)	$207,139
Entities that report NAV	452,391		315,071	(7,710)	759,752
Entities that do not report NAV:
Entities with observable price changes	100,296		95,062	(1,574)	193,784
Entities without observable price changes	388,940		—	—	388,940
Investments accounted for under the equity method of accounting	N/A		N/A	N/A	65,459
December 31, 2022	$1,152,613	(3)	$506,404	$(109,402)	$1,615,074

December 31, 2021	$1,007,303		$830,863	$(33,190)	$1,876,564

(1)For the three months and year ended December 31, 2022, includes impairments aggregating $20.5 million primarily related to three non-real estate investments in privately held entities that do not report NAV.
(2)Includes six separate significant realized gains aggregating $110.1 million related to the following transactions: (i) the sales of investments in three publicly traded biotechnology companies, (ii) a distribution received from a limited partnership investment, and (iii) the acquisition of two of our privately held non-real estate investments in a biopharmaceutical company and a biotechnology company.
(3)Represents 2.9% of gross assets as of December 31, 2022.

Public/Private Mix (Cost)

Tenant/Non-Tenant Mix (Cost)

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Key Credit Metrics
December 31, 2022

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.3B

$4,000
$4,000
$3,000
SIGNIFICANT AVAILABILITY
No outstanding balance
$270
<$200
MINIMAL OUTSTANDING
12/31/21
12/31/22
12/31/23 Goal
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$4,000
Outstanding forward equity sales agreements(1)	102
Cash, cash equivalents, and restricted cash	858
Remaining construction loan commitments	136
Investments in publicly traded companies	207
Liquidity as of December 31, 2022	$5,303

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of 0.7 million shares under forward equity sales agreements after underwriter discounts.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
December 31, 2022
(In millions)

Weighted-Average Remaining Term of 13.2 Years

(1)Refer to footnotes 2 through 4 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
December 31, 2022
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$649	$58,396	$59,045	0.6%	6.75%	4.0
Unsecured senior notes payable	10,100,717	—	10,100,717	99.4	3.51	13.3
Unsecured senior line of credit(2) and commercial paper program(3)	—	—	—	—	N/A	5.1	(4)
Total/weighted average	$10,101,366	$58,396	$10,159,762	100.0%	3.53%	13.2	(4)
Percentage of total debt	99.4%	0.6%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)In September 2022, we amended our unsecured senior line of credit to extend the maturity date to January 22, 2028 from January 6, 2026, increase the commitments to $4.0 billion from $3.0 billion, and convert the interest rate to SOFR+0.875% from LIBOR+0.815%. In addition, the rate is subject to a sustainability adjustment of +/- four basis points based upon our ability to achieve certain annual sustainability targets. As of December 31, 2022, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.0 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at SOFR+0.875%. As of December 31, 2022, we had no commercial paper notes outstanding.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper, the consolidated weighted-average maturity of our debt is 13.2 years. The commercial paper notes sold during the year ended December 31, 2022 were issued at a weighted-average yield to maturity of 1.91% and had a weighted-average maturity term of 13 days.

Average debt outstanding and weighted-average interest rate	Average Debt Outstanding		Weighted-Average Interest Rate
	December 31, 2022		December 31, 2022
	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Long-term fixed-rate debt	$10,174,809	$9,999,145	3.51%	3.50%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	341,175	564,649	4.10	1.72
Blended average interest rate	10,515,984	10,563,794	3.53	3.40
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.12	0.11
Total/weighted average	$10,515,984	$10,563,794	3.65%	3.51%

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Summary of Debt (continued)
December 31, 2022
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	December 31, 2022	Requirement	December 31, 2022
Total Debt to Total Assets	≤ 60%	27%	≤ 60.0%	26.6%
Secured Debt to Total Assets	≤ 40%	0.2%	≤ 45.0%	0.1%
Consolidated EBITDA to Interest Expense	≥ 1.5x	18.2x	≥ 1.50x	4.34x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	363%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	18.87x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
1401/1413 Research Boulevard	12/23/24	2.70%		3.33%	$28,500	$28,146	65.0%
1655 and 1725 Third Street	3/10/25	4.50%		4.57%	600,000	599,081	10.0%
101 West Dickman Street	11/10/26	SOFR+1.95%	(3)	6.38%	26,750	11,575	57.9%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(3)	6.44%	13,000	3,802	73.2%
					$668,250	$642,604

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of December 31, 2022.
(3)This loan is subject to a fixed SOFR floor rate of 0.75%.

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Summary of Debt (continued)
December 31, 2022
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,							Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2023	2024	2025	2026	2027	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	6.75%		11/19/26		$—	$—	$—	$59,717	$—	$—		$59,717	$(1,321)	$58,396
San Francisco Bay Area	6.50%	6.50		7/1/36		30	32	34	36	38	479		649	—	649
Secured debt weighted-average interest rate/subtotal		6.75				30	32	34	59,753	38	479		60,366	(1,321)	59,045

Unsecured senior line of credit and commercial paper program(4)	(4)	N/A	(4)	1/22/28	(4)	(4)	—	—	—	—	—	(4)	—	—	—
Unsecured senior notes payable	3.45%	3.62		4/30/25		—	—	600,000	—	—	—		600,000	(2,061)	597,939
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	—	—	300,000	—	—		300,000	(1,507)	298,493
Unsecured senior notes payable – green bond	3.80%	3.96		4/15/26		—	—	—	350,000	—	—		350,000	(1,631)	348,369
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	—	—	350,000	—		350,000	(2,074)	347,926
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	—	—	425,000		425,000	(2,152)	422,848
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	—	300,000		300,000	(1,469)	298,531
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	—	400,000		400,000	(2,879)	397,121
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000		450,000	(2,796)	447,204
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000		700,000	(6,290)	693,710
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000		750,000	(5,628)	744,372
Unsecured senior notes payable – green bond	2.00%	2.12		5/18/32		—	—	—	—	—	900,000		900,000	(8,802)	891,198
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000		1,000,000	(8,840)	991,160
Unsecured senior notes payable – green bond	2.95%	3.07		3/15/34		—	—	—	—	—	800,000		800,000	(8,737)	791,263
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000		300,000	(3,102)	296,898
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000		700,000	10,222	710,222
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000		850,000	(11,988)	838,012
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000		1,000,000	(14,549)	985,451
Unsecured debt weighted average/subtotal		3.51				—	—	600,000	650,000	350,000	8,575,000		10,175,000	(74,283)	10,100,717
Weighted-average interest rate/total		3.53%				$30	$32	$600,034	$709,753	$350,038	$8,575,479		$10,235,366	$(75,604)	$10,159,762

Balloon payments						$—	$—	$600,000	$709,717	$350,000	$8,575,068		$10,234,785	$—	$10,234,785
Principal amortization						30	32	34	36	38	411		581	(75,604)	(75,023)
Total debt						$30	$32	$600,034	$709,753	$350,038	$8,575,479		$10,235,366	$(75,604)	$10,159,762

Fixed-rate debt						$30	$32	$600,034	$650,036	$350,038	$8,575,479		$10,175,649	$(74,283)	$10,101,366
Variable-rate debt						—	—	—	59,717	—	—		59,717	(1,321)	58,396
Total debt						$30	$32	$600,034	$709,753	$350,038	$8,575,479		$10,235,366	$(75,604)	$10,159,762

Weighted-average stated rate on maturing debt						N/A	N/A	3.45%	3.92%	3.95%	3.33%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture at 99 Coolidge Avenue, of which we own a 75.0% interest. As of December 31, 2022, this joint venture has $135.6 million available under existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnotes 2 through 4 under the “Fixed-rate and variable-rate debt” header of this “Summary of Debt”.

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Definitions and Reconciliations
December 31, 2022

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Net income (loss)	$95,268	$383,443	$309,382	$(117,392)	$99,796
Interest expense	17,522	22,984	24,257	29,440	34,862
Income taxes	2,063	1,950	2,089	3,571	4,156
Depreciation and amortization	264,480	254,929	242,078	240,659	239,254
Stock compensation expense	11,586	17,786	14,340	14,028	14,253
Loss on early extinguishment of debt	—	—	3,317	—	—
Gain on sales of real estate	—	(323,699)	(214,219)	—	(124,226)
Unrealized losses on non-real estate investments	24,117	56,515	68,128	263,433	139,716
Impairment of real estate	26,186	38,783	—	—	—
Impairment of non-real estate investments	20,512	—	—	—	—
Adjusted EBITDA	$461,734	$452,691	$449,372	$433,739	$407,811

Total revenues	$670,281	$659,852	$643,764	$615,065	$576,923

Adjusted EBITDA margin	69%	69%	70%	71%	71%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of December 31, 2022, approximately 93% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization rates

Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.

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Definitions and Reconciliations (continued)
December 31, 2022

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Construction costs related to active development and redevelopment projects under contract

Includes (i) costs incurred to date, (ii) remaining costs to complete under a general contractor’s guaranteed maximum price (“GMP”) construction contract or other fixed contracts, and (iii) our maximum committed tenant improvement allowances under our executed leases. The general contractor’s GMP contract or other fixed contracts reduce our exposure to costs of construction materials, labor, and services from third-party contractors and suppliers, unless the overruns result from, among other things, a force majeure event or a change in the scope of work covered by the contract.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and technology campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory, agtech, or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory, agtech, and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready office/laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Space Intentionally Blank

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Definitions and Reconciliations (continued)
December 31, 2022

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Adjusted EBITDA	$461,734	$452,691	$449,372	$433,739	$407,811

Interest expense	$17,522	$22,984	$24,257	$29,440	$34,862
Capitalized interest	79,491	73,189	68,202	57,763	44,078
Amortization of loan fees	(3,975)	(3,235)	(3,236)	(3,103)	(2,911)
Amortization of debt (discounts) premiums	(272)	(269)	(267)	424	502
Cash interest and fixed charges	$92,766	$92,669	$88,956	$84,524	$76,531

Fixed-charge coverage ratio:
– quarter annualized	5.0x	4.9x	5.1x	5.1x	5.3x
– trailing 12 months	5.0x	5.1x	5.1x	5.1x	5.0x

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	December 31, 2022		December 31, 2022
(In thousands)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Net income	$40,949	$149,041	$172	$645
Depreciation and amortization of real estate assets	29,702	107,591	982	3,666
Funds from operations	$70,651	$256,632	$1,154	$4,311

Gross assets

Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Total assets	$35,523,399	$34,368,614	$33,244,053	$32,844,256	$30,219,373
Accumulated depreciation	4,354,063	4,148,230	4,060,536	3,951,666	3,771,241
Gross assets	$39,877,462	$38,516,844	$37,304,589	$36,795,922	$33,990,614

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Definitions and Reconciliations (continued)
December 31, 2022

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended December 31, 2022, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Space Intentionally Blank

Investments

We hold strategic investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

Investments in real estate

The following table reconciles our investments in real estate as of December 31, 2022:

(In thousands)	Investments in Real Estate
Gross investments in real estate – North America	$34,283,456
Less: accumulated depreciation – North America	(4,349,780)
Net investments in real estate – North America	29,933,676
Net investments in real estate – Asia	11,764
Investments in real estate	$29,945,440

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Definitions and Reconciliations (continued)
December 31, 2022

The square footage presented in the table below includes RSF of buildings in operation as of December 31, 2022, primarily representing lease expirations or vacant space at recently acquired properties that also have inherent future development or redevelopment opportunities and for which we have the intent to demolish or redevelop the existing property upon expiration of the existing in-place leases and commencement of future construction:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2023	2024	Thereafter(1)	Total
Near-term projects:
100 Edwin H. Land Boulevard/Cambridge/Inner Suburbs	Redev	—	104,500	—	104,500
40 Sylvan Road/Route 128	Redev	312,845	—	—	312,845
275 Grove Street/Route 128	Redev	—	—	160,251	160,251
840 Winter Street/Route 128	Redev	10,265	17,965	—	28,230
3301 Monte Villa Parkway/Bothell	Redev	—	50,552	—	50,552
		323,110	173,017	160,251	656,378
Intermediate-term projects:
219 East 42nd Street/New York City	Dev	—	349,947	—	349,947
10975 and 10995 Torreyana Road/Torrey Pines	Dev	—	84,829	—	84,829
		—	434,776	—	434,776
Future projects:
311 Arsenal Street/Cambridge/Inner Suburbs	Redev	—	—	308,446	308,446
550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	260,867	260,867
446 and 458 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	38,200	38,200
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506	195,506
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	655,172	655,172
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000	110,000
Campus Point by Alexandria/University Town Center	Dev	—	495,192	—	495,192
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	688,034	688,034
4025 and 4045 Sorrento Valley Boulevard/Sorrento Valley	Dev	—	—	22,886	22,886
601 Dexter Avenue North/Lake Union	Dev	18,680	—	—	18,680
830 4th Avenue South/SoDo	Dev	—	—	42,380	42,380
Other/Seattle	Dev	—	—	102,437	102,437
1020 Red River Street/Austin	Redev	—	126,034	—	126,034
		18,680	621,226	2,819,477	3,459,383
		341,790	1,229,019	2,979,728	4,550,537

(1)Includes vacant square footage as of December 31, 2022.

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

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Definitions and Reconciliations (continued)
December 31, 2022

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Mega campus

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our operating RSF as of December 31, 2022:

Operating RSF
Mega campus	28,554,356
Non-mega campus	13,219,366
Total	41,773,722

Mega campus RSF as a percentage of total operating property RSF	68%

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	12/31/22		9/30/22		6/30/22		3/31/22		12/31/21
Secured notes payable	$59,045		$40,594		$24,986		$208,910		$205,198
Unsecured senior notes payable	10,100,717		10,098,588		10,096,462		10,094,337		8,316,678
Unsecured senior line of credit and commercial paper	—		386,666		149,958		—		269,990
Unamortized deferred financing costs	74,918		76,947		78,978		81,175		65,476
Cash and cash equivalents	(825,193)		(533,824)		(420,258)		(775,060)		(361,348)
Restricted cash	(32,782)		(332,344)		(97,404)		(95,106)		(53,879)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$9,376,705		$9,736,627		$9,832,722		$9,514,256		$8,442,115

Adjusted EBITDA:
– quarter annualized	$1,846,936		$1,810,764		$1,797,488		$1,734,956		$1,631,244
– trailing 12 months	$1,797,536		$1,743,613		$1,680,335		$1,601,857		$1,517,838

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.1	x	5.4	x	5.5	x	5.5	x	5.2	x
– trailing 12 months	5.2	x	5.6	x	5.9	x	5.9	x	5.6	x

Space Intentionally Blank

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Definitions and Reconciliations (continued)
December 31, 2022

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Year Ended
(Dollars in thousands)	12/31/22	12/31/21	12/31/22	12/31/21
Net income	$95,268	$99,796	$670,701	$654,282

Equity in earnings of unconsolidated real estate joint ventures	(172)	(3,018)	(645)	(12,255)
General and administrative expenses	42,992	41,654	177,278	151,461
Interest expense	17,522	34,862	94,203	142,165
Depreciation and amortization	264,480	239,254	1,002,146	821,061
Impairment of real estate	26,186	—	64,969	52,675
Loss on early extinguishment of debt	—	—	3,317	67,253
Gain on sales of real estate	—	(124,226)	(537,918)	(126,570)
Investment loss (income)	19,653	112,884	331,758	(259,477)
Net operating income	465,929	401,206	1,805,809	1,490,595
Straight-line rent revenue	(24,185)	(25,942)	(118,003)	(115,145)
Amortization of acquired below-market leases	(20,125)	(15,737)	(74,346)	(54,780)
Net operating income (cash basis)	$421,619	$359,527	$1,613,460	$1,320,670

Net operating income (cash basis) – annualized	$1,686,476	$1,438,108	$1,613,460	$1,320,670

Net operating income (from above)	$465,929	$401,206	$1,805,809	$1,490,595
Total revenues	$670,281	$576,923	$2,588,962	$2,114,150
Operating margin	70%	70%	70%	71%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

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Definitions and Reconciliations (continued)
December 31, 2022

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank
The following table reconciles the number of same properties to total properties for the year ended December 31, 2022:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2021	Properties
4 Davis Drive	1	700 Quince Orchard Road	1
201 Brookline Avenue	1	3160 Porter Drive	1
15 Necco Street	1	5505 Morehouse Drive	1
751 Gateway Boulevard	1	The Arsenal on the Charles	11
325 Binney Street	1	30-02 48th Avenue	1
1150 Eastlake Avenue East	1	Other	1
9810 Darnestown Road	1		16
99 Coolidge Avenue	1	Acquisitions after January 1, 2021	Properties
500 North Beacon Street and 4 Kingsbury Avenue	2	3301, 3303, 3305, 3307, 3420, and 3440 Hillview Avenue	6

9808 Medical Center Drive	1	Sequence District by Alexandria	5
6040 George Watts Hill Drive	1	Alexandria Center® for Life Science – Fenway	1
1450 Owens Street	1
10075 Barnes Canyon Road	1	550 Arsenal Street	1
	14	1501-1599 Industrial Road	6
Development – placed into		One Investors Way	2
service after January 1, 2021	Properties	2475 Hanover Street	1
1165 Eastlake Avenue East	1	10975 and 10995 Torreyana Road	2
201 Haskins Way	1	Pacific Technology Park	5
825 and 835 Industrial Road	2	1122 and 1150 El Camino Real	2
9950 Medical Center Drive	1	12 Davis Drive	1
3115 Merryfield Row	1	8505 Costa Verde Boulevard and 4260 Nobel Drive	2
8 and 10 Davis Drive	2
5 and 9 Laboratory Drive	2	225 and 235 Presidential Way	2
10055 Barnes Canyon Road	1	104 TW Alexander Drive	4
10102 Hoyt Park Drive	1	One Hampshire Street	1
	12	Intersection Campus	12
Redevelopment – under construction	Properties	100 Edwin H. Land Boulevard	1
2400 Ellis Road, 40 and 41 Moore Drive, and 14 TW Alexander Drive	4	10010 and 10140 Campus Point Drive and 4275 Campus Point Court	3

840 Winter Street	1	446 and 458 Arsenal Street	2
20400 Century Boulevard	1	35 Gatehouse Drive	1
9601 and 9603 Medical Center Drive	2	1001 Trinity Street and 1020 Red River Street	2
One Rogers Street	1
40, 50, and 60 Sylvan Road	3	Other	37
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6		99
		Unconsolidated real estate JVs	4
651 Gateway Boulevard	1	Properties held for sale	10
8800 Technology Forest Place	1	Total properties excluded from same properties	179
Canada	2
Other	2	Same properties	253
	24	Total properties in North America as of December 31, 2022	432

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Definitions and Reconciliations (continued)
December 31, 2022

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Year Ended
(In thousands)	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Income from rentals	$665,674	$656,853	$640,959	$612,554	$574,656	$2,576,040	$2,108,249
Rental revenues	(499,348)	(496,146)	(485,067)	(469,537)	(435,637)	(1,950,098)	(1,618,592)
Tenant recoveries	$166,326	$160,707	$155,892	$143,017	$139,019	$625,942	$489,657

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21
Unencumbered net operating income	$464,944	$457,656	$446,473	$420,960	$390,017
Encumbered net operating income	985	1,007	1,007	12,777	11,189
Total net operating income	$465,929	$458,663	$447,480	$433,737	$401,206
Unencumbered net operating income as a percentage of total net operating income	100%	100%	100%	97%	97%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

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Definitions and Reconciliations (continued)
December 31, 2022

Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method while the Forward Agreements are outstanding. As of December 31, 2022, we had Forward Agreements outstanding to sell an aggregate of 0.7 million shares of common stock.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with restricted stock awards used in calculating amounts allocable to unvested stock award holders for each of the respective periods presented below:

	Three Months Ended					Year Ended
(In thousands)	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21	12/31/22	12/31/21
Basic shares for earnings per share	165,393	161,554	161,412	158,198	153,464	161,659	146,921
Forward Agreements	—	—	—	—	843	—	539
Diluted shares for earnings per share	165,393	161,554	161,412	158,198	154,307	161,659	147,460

Basic shares for funds from operations per share and funds from operations per share, as adjusted	165,393	161,554	161,412	158,198	153,464	161,659	146,921
Forward Agreements	—	—	—	11	843	—	539
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	165,393	161,554	161,412	158,209	154,307	161,659	147,460

Unvested restricted shares used in the allocation of net income, funds from operations, and funds from operations, as adjusted	1,614	1,648	1,806	1,826	1,813	1,723	1,782

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